UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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The Fresh Market, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:	July 18, 2011

You are cordially invited to attend the Annual Meeting of Stockholders of The Fresh Market, Inc. (the “Company”) to be held on August 18, 2011 at 8:00 a.m. Eastern Time at the O.Henry Hotel, 624 Green Valley Road, Greensboro, North Carolina 27408.

At this Annual Meeting, the agenda includes:

•	the election of one (1) Class I director for a three-year term,

•	the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for our 2011 fiscal year,

•	an advisory vote on executive compensation, and

•	an advisory vote on the frequency of future advisory votes on executive compensation.

The Board of Directors unanimously recommends that you vote FOR election of the director nominee, FOR ratification of the appointment of Ernst & Young LLP, FOR approval of the executive compensation described herein, and for ANNUAL advisory votes on executive compensation in the future.

Your vote is important regardless of the number of shares you own. Please read the proxy statement and vote your shares. Instructions for Internet and telephone voting are attached to your proxy card. If you prefer, you can vote by mail by completing and signing your proxy card and returning it in the enclosed envelope.

Very truly yours,

Craig Carlock

President and Chief Executive Officer

THE FRESH MARKET, INC.

628 Green Valley Road

Suite 500

Greensboro, North Carolina 27408

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on August 18, 2011

To the Stockholders of The Fresh Market, Inc.:

The Annual Meeting of Stockholders of The Fresh Market, Inc., a Delaware corporation (the “Company”), will be held on August 18, 2011 at 8:00 a.m. Eastern Time at the O.Henry Hotel, 624 Green Valley Road, Greensboro, North Carolina 27408, for the following purposes:

1.	to elect one (1) Class I member to the Board of Directors as a director, to serve for a three-year term and until his successor has been duly elected and qualified or until his earlier resignation or removal;

2.	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for our 2011 fiscal year;

3.	to hold a non-binding advisory vote to approve the compensation paid to the Company’s executive officers in 2010;

4.	to hold a non-binding advisory vote as to the frequency of future advisory votes on executive compensation; and

5.	to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The proposal for the election of a director relates solely to the election of one (1) Class I director nominated by the Board of Directors and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any stockholder of the Company.

Only stockholders of record at the close of business on June 30, 2011 are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

To attend the Annual Meeting, you must present a valid, government issued photo identification (such as a drivers license or a passport) and demonstrate that you were a stockholder of the Company as of the close of business on June 30, 2011, or hold a valid proxy for the Annual Meeting from such a stockholder. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you will need to bring proof of your beneficial ownership as of June 30, 2011, such as a brokerage account statement showing your ownership on that date or similar evidence of such ownership. Only stockholders who own common stock of the Company, or hold a valid proxy, as of the close of business on June 30, 2011 will be permitted to attend the Annual Meeting.

By Order of the Board of Directors,

SCOTT F. DUGGAN

Secretary

Greensboro, North Carolina

July 18, 2011

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE YOUR PROXY AS INDICATED IN THE ENCLOSED MATERIALS. YOU MAY VOTE ON THE INTERNET, BY TELEPHONE OR BY MAIL.

THE FRESH MARKET, INC.

628 Green Valley Road

Suite 500

Greensboro, North Carolina 27408

PROXY STATEMENT

For the Annual Meeting of Stockholders

To Be Held on August 18, 2011

(i)

THE FRESH MARKET, INC.

628 Green Valley Road

Suite 500

Greensboro, North Carolina 27408

PROXY STATEMENT

For the Annual Meeting of Stockholders

To Be Held on August 18, 2011

Why did I receive this Proxy Statement?

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of The Fresh Market, Inc., a Delaware corporation (the “Company”), for use at the 2011 Annual Meeting of Stockholders or at any adjournments or postponements thereof (the “Annual Meeting”). An Annual Report to Stockholders, containing financial statements for the year ended December 31, 2010, this Proxy Statement and the form of proxy are first being mailed to all stockholders entitled to vote at the Annual Meeting on or about July 18, 2011.

When and where will the Annual Meeting be held?

The Annual Meeting will be held on August 18, 2011 at 8:00 a.m. Eastern Time at the O.Henry Hotel, 624 Green Valley Road, Greensboro, North Carolina 27408.

What is the purpose of the Annual Meeting?

The purposes of the Annual Meeting are to:

•	elect one (1) Class I director for a three-year term,

•	ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for our 2011 fiscal year,

•	hold an advisory vote on executive compensation, and

•	hold an advisory vote on the frequency of future advisory votes on executive compensation.

Who may vote at the Annual Meeting?

Only stockholders of record at the close of business on June 30, 2011 (the “Record Date”) will be entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, 47,996,499 shares of common stock, $.01 par value per share, of the Company (the “Common Stock”) were issued and outstanding. Stockholders are entitled to one vote per share on any proposal presented at the Annual Meeting.

How do I vote?

You may vote on the Internet, using the procedures and instructions described on the proxy card and other enclosures. You may vote by telephone using the toll-free telephone number on the proxy card. Both Internet and telephone voting provide easy-to-follow instructions and have procedures designed to authenticate your identity and permit you to confirm that your voting instructions are accurately reflected. Street name holders may be able to vote by Internet or telephone if their banks or brokers make those methods available, in which case the banks or brokers will enclose the instructions with the proxy statement.

All stockholders may vote by signing and returning the enclosed proxy card.

If you attend the Annual Meeting, you may vote in person even if you have previously voted by phone or via the Internet or returned a proxy card by mail, and your in-person vote will supersede any vote previously cast.

How can I revoke a previously submitted proxy?

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by: (a) filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy; (b) properly casting a new vote via the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities; (c) duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting; or (d) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to The Fresh Market, Inc., 628 Green Valley Road, Suite 500, Greensboro, North Carolina 27408, Attention: Secretary, before the taking of the vote at the Annual Meeting.

How many shares must be present at the Annual Meeting?

The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

How many votes are required to approve each proposal?

For Proposal 1, the election of one (1) Class I director, the nominee shall be elected as a director if the nominee receives a plurality of the votes cast for a nominee.

For each of Proposal 2, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for our 2011 fiscal year, and Proposal 3, the advisory vote on executive compensation, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required for approval.

For Proposal 4, the advisory vote on the frequency of future advisory votes on executive compensation, the frequency (one, two, or three years) receiving the greatest number of votes shall be deemed the frequency recommended by the stockholders.

The vote on each matter submitted to stockholders is tabulated separately. Broadridge Financial Solutions tabulates the votes. Abstentions are included in the number of shares present or represented and voting on each matter. Broker “non-votes” are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

If the appointment of Ernst & Young LLP as our independent registered public accounting firm for our 2011 fiscal year is not ratified by the stockholders, the adverse vote will be considered a direction to the Audit Committee to consider another independent registered public accounting firm for next year. However, because of the difficulty in making any substitution of our independent registered public accounting firm so long after the beginning of the current year, the appointment for our 2011 fiscal year will stand, unless the Audit Committee finds other good reason for making a change.

Because the votes on approval of executive compensation and recommendation of the frequency of future advisory votes regarding executive compensation are advisory, these votes will not be binding on us or our Board of Directors, overrule any decision made by the Board of Directors or create or imply any additional duty for the Board. We recognize, nonetheless, that our stockholders have a fundamental interest in the Company’s executive compensation practices. Thus, the Compensation Committee may take into account the outcome of these votes when considering future executive compensation arrangements and the frequency of future non-binding, advisory stockholder votes regarding the Company’s executive compensation.

Who are the proxy holders and how will they vote?

The persons named as attorneys-in-fact in the proxies, R. Craig Carlock and Lisa K. Klinger, were selected by the Board of Directors and are officers of the Company. All properly executed proxies submitted in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR the election of director, FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for our 2011 fiscal year, FOR the approval of executive compensation, and for ANNUAL advisory votes on executive compensation in the future.

Is there other business to come before the Annual Meeting?

Aside from the election of directors, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for our 2011 fiscal year, the advisory vote on executive compensation, and the advisory vote on the frequency of future advisory votes on executive compensation, the Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

How does the Board of Directors recommend that I vote?

The Board of Directors unanimously recommends that you vote FOR the election of director, FOR ratification of the appointment of Ernst & Young LLP, FOR approval of the executive compensation described herein, and for ANNUAL advisory votes on executive compensation in the future.

OVERVIEW OF OUR TRANSITION FROM A CONTROLLED COMPANY

We are providing the additional information below to our stockholders in order to assist them in understanding our evolution from a “controlled” public company (one where a majority of the voting power for the election of directors is owned by one stockholder or a group of stockholders) to a public company that is no longer “controlled”. As is common for “controlled” public companies, our Board of Directors was not composed of a majority of independent directors, as defined below, at the time of our initial public offering in November 2010, and, while we ceased to be a controlled company in May 2011, it is not composed of a majority of independent directors on the date of this Proxy Statement. We will be required to, and fully intend to, have a majority independent Board of Directors by May 3, 2012. The members of our Board of Directors who are not independent, together with their family members, remain the largest stockholders of our Company.

Controlled company and other exceptions to certain governance requirements following our initial public offering

We completed our initial public offering in November 2010. At that time, we availed ourselves of the “controlled company” exception under the corporate governance rules of The Nasdaq Stock Market, which permitted us to have a Board of Directors that was not composed of a majority of “independent directors,” as defined under the rules of The Nasdaq Stock Market, and compensation and nominating committees/functions that were not composed entirely of independent directors for so long as we were a controlled company. In addition, in compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), we completed our initial public offering with an audit committee that was composed of a majority of independent directors. Our Audit Committee must be composed entirely of independent directors by November 2011.

In May 2011, following a public offering of our common stock by the Berry family (as defined below), we no longer qualified for the controlled company exception. Under the controlled company transition rules, we are required to have majority independent compensation and nominating committees/functions within ninety days of the loss of our controlled company status and a board of directors composed of a majority of independent directors and compensation and nominating committees/functions composed entirely of independent directors, in each case, within one year of the loss of the controlled company status. Accordingly, we are required to have compensation and nominating committees/functions composed of a majority of independent directors by August 1, 2011, a Board of Directors composed of a majority of independent directors by May 3, 2012 and compensation and nominating committees/functions composed entirely of independent directors by May 3, 2012. Further, under the Sarbanes-Oxley Act, we are required to have an audit committee composed of at least three members, each of whom must be independent, by November 5, 2011. We expect to meet each of these requirements.

Meeting increased independence requirements for our Board of Directors and standing committees as we move from a controlled company

As described above, we availed ourselves of certain exceptions and phase-in periods for corporate governance requirements available to controlled and newly public companies. These phase-in periods provide newly-public or formerly controlled companies time to carefully consider and identify the independent directors that are most appropriate and valuable for their boards of directors. We have taken steps, and continue to take steps, to fulfill the independence requirements applicable to our Board of Directors and standing committees within the time periods required under The Nasdaq Stock Market corporate governance rules and the Sarbanes-Oxley Act. These steps include:

•	Nominated a director to be considered at the Annual Meeting who is independent under the rules of The Nasdaq Stock Market.

•

Effective July 31, 2011, our Compensation and Nominating and Corporate Governance Committees will be composed of a majority of independent directors as a director who is independent under the rules of The Nasdaq Stock Market will be added to each of these committees and one or more directors who are not independent will cease to serve on each of these committees.

•

In the event the nominee to our Board of Directors is elected at the Annual Meeting, we will have a Board of Directors composed of a majority of independent directors under the rules of The Nasdaq Stock Market, a Compensation Committee composed entirely of independent directors and a Nominating and Corporate Governance Committee composed of a substantial majority of independent directors.

•

The Nominating and Corporate Governance Committee will continue to utilize the transition period to carefully consider and to identify one or more additional independent directors in order to have an Audit Committee that is composed entirely of independent directors under the rules of The Nasdaq Stock Market and applicable independence standards under the federal securities laws by November 5, 2011 as required under the phase-in rules for newly public companies under the Sarbanes-Oxley Act.

TERMS USED IN THIS PROXY STATEMENT

As used in this Proxy Statement, the term “the Berry family” means (1) Ray Berry and the Estate of Beverly Berry; (2) various lineal descendants of Ray Berry and spouses and adopted children of such descendants; (3) various trusts for the benefit of individuals described in clauses (1) and (2) and their trustees; and (4) various entities owned or controlled, directly or indirectly, by the individuals and trusts described in clauses (1), (2) and (3).

PROPOSAL 1

ELECTION OF DIRECTOR

Our Board of Directors currently consists of five members. Our certificate of incorporation and bylaws divide our Board of Directors into three classes. One class is elected each year for a term of three years. The following table sets forth the class that each member of the Board of Directors is a member of, the year in which he first became a director, whether or not he is independent as defined under the rules of The Nasdaq Stock Market and the committees that he currently serves on. The sections of this Proxy Statement below entitled Directors and Executive Officers, Our Board of Directors and Its Committees and Corporate Governance provide additional detail about our Board of Directors and its committees and our corporate governance.

Class	Director’s Name and Year First Became a Director	Independent	Committees(1)
Class I (term expires 2011)	Michael Barry 2001	No	Audit Committee Nominating and Corporate Governance Committee

Class II (term expires 2012)	Brett Berry 1985	No	Compensation Committee Nominating and Corporate Governance Committee

	David Rea 2010	Yes	Audit Committee Compensation Committee Nominating and Corporate Governance Committee

Class III (term expires 2013)	Ray Berry, Chairman of the Board 1981	No	Compensation Committee Nominating and Corporate Governance Committee

	Jeffrey Naylor 2010	Yes	Audit Committee

(1)	The committee memberships are listed in this table as of the date of this Proxy Statement. On July 5, 2011, the Board of Directors took action to reconstitute the committees, to be effective July 31, 2011, as described in Overview of Our Transition from a Controlled Company above. As a result, as of July 31, 2011, Michael Barry will no longer serve on the Nominating and Corporate Governance Committee, Ray Berry will no longer serve on the Compensation Committee or the Nominating and Corporate Governance Committee, and Jeffrey Naylor will join both the Compensation and Nominating and Corporate Governance Committees. Further, Ray Berry will join the Audit Committee effective upon the expiration of Michael Barry’s current term.

The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Richard Noll and recommended that Mr. Noll be elected to the Board of Directors as a Class I director, to hold office until the annual meeting of stockholders to be held in the year 2014 and until his successor has been duly elected and qualified or until his earlier death, resignation or removal. The Board of Directors has determined that Mr. Noll is independent within the meaning of the director independence standards of The Nasdaq Stock Market. In making this determination, the Board of Directors solicited and considered information from Mr. Noll regarding whether he, or any member of his immediate family, had a direct or indirect material interest in any transactions involving the Company, was involved in a commercial or investment relationship with the Company or received personal benefits from or on behalf of the Company outside the scope of such person’s normal compensation.

Mr. Noll was one of the potential nominees identified by Spencer Stuart, an independent search firm specializing in recruiting directors for public companies that was engaged by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee selected and recommended Mr. Noll from the potential nominees identified by Spencer Stuart.

The Board of Directors knows of no reason why Mr. Noll would be unable or unwilling to serve, but if Mr. Noll should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of Mr. Noll. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Mr. Noll.

This proposal for the election of directors relates solely to the election of one (1) Class I director nominated by the Board of Directors and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any stockholder of the Company.

Michael Barry, a member of Class I of our Board of Directors whose term expires at the Annual Meeting, has informed the Board of Directors that he does not intend to stand for re-election. Mr. Barry, a former executive officer of the Company and the son-in-law and brother-in-law, respectively, of Mr. Ray Berry and Mr. Brett Berry is not independent as defined under the rules of The Nasdaq Stock Market. As a result of Mr. Barry’s decision to not stand for re-election, in the event Mr. Noll is elected to Class I of the Board of Directors at the Annual Meeting, our Board of Directors will be composed of a majority of independent directors as defined under the rules of The Nasdaq Stock Market and will consist of five total members; one will be a member of Class I and two will be members of each of Class II and Class III.

Our Board of Directors anticipates that it will add one or more additional independent directors as it endeavors to comply with the requirement that its Audit Committee be composed entirely of independent directors by November 5, 2011. Our certificate of incorporation requires that each class consist, as nearly as may be possible, of one third of the total number of directors constituting the entire Board of Directors. Accordingly, our Board of Directors anticipates that the next independent director to be added to the Board of Directors will likely be placed in Class I of the Board of Directors, the class that is currently standing for election at the Annual Meeting.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RICHARD NOLL TO SERVE AS A MEMBER OF CLASS I OF THE BOARD OF DIRECTORS

Unless a proxy is marked to give a different direction, the persons named in the proxy will vote “FOR” Richard Noll to serve as a member of Class I of the Board of Directors.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has retained the firm of Ernst & Young LLP (“Ernst & Young”), to serve as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2012. Ernst & Young has served as the Company’s independent registered public accounting firm since 2009. The Audit Committee reviewed and discussed the performance of Ernst & Young for the fiscal year ending December 31, 2010 and the one month transition period ended January 30, 2011 (the “Transition Period”) and its selection of Ernst & Young to serve as the Company’s independent registered public accounting firm for our 2011 fiscal year. As a matter of good corporate governance, the Audit Committee has determined to submit its selection to the Company’s stockholders for ratification. Even if the selection of Ernst & Young is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year, if it determines that such a change would be in the best interests of the Company and its stockholders.

If the appointment of Ernst & Young as our independent registered public accounting firm for our 2011 fiscal year is not ratified by the stockholders, the adverse vote will be considered a direction to the Audit Committee to consider another independent registered public accounting firm for next year. However, because of the difficulty in making any substitution of our independent registered public accounting firm so long after the beginning of the current year, the appointment for our 2011 fiscal year will stand, unless the Audit Committee finds other good reason for making a change.

Pre-Approval Policy

The Audit Committee of the Board of Directors has implemented procedures under the Company’s Audit Committee Pre-Approval Policy for Audit and Non-Audit Services (the “Pre-Approval Policy”) to ensure that all audit and permitted non-audit services to be provided to the Company have been pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of the Company’s independent registered public accounting firm for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before the service may be provided by the Company’s independent registered public accounting firm. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee. All of the audit-related, tax and all other services provided by Ernst & Young to the Company in 2010 following its initial public offering and in the Transition Period were approved by the Audit Committee by means of specific pre-approvals. All non-audit services provided in 2010 following the Company’s initial public offering and in the Transition Period were reviewed with the Audit Committee, which concluded that the provision of such services by Ernst & Young was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. For additional information concerning the Audit Committee and its activities with Ernst & Young, see Our Board of Directors and its Committees and Report of the Audit Committee of the Board of Directors.

Fees Paid to Ernst & Young

The following table shows the aggregate fees for professional services rendered by Ernst & Young to the Company during the Transition Period and during the fiscal years ended December 31, 2010 and December 31, 2009.

	2011T	2010	2009
Audit Fees	$106,641	$921,758	$126,609
Audit-Related Fees	$—	$156,227	$—
Tax Fees	$—	$—	$—
All Other Fees	$—	$—	$—

Total	$106,641	$1,077,985	$126,609

Audit Fees

Audit Fees for both years consist of fees for professional services associated with the annual financial statements audit and accounting consultations. Audit Fees for 2010 also include services in connection with regulatory filings, including filings associated with the Company’s initial public offering.

Audit-Related Fees

Audit Related Fees for 2010 consist of (i) $129,227 in fees for professional services rendered for assistance with assessing the impact of current and proposed accounting standards, rules or interpretations, all of which services were performed prior to our initial public offering and were not subject to any pre-approval requirements; and (ii) $27,000 in fees for due diligence services in connection with performing agreed-upon procedures with respect to a commercial relationship.

Tax Fees

There were no tax fees for the periods presented.

All Other Fees

There were no other fees for the periods presented.

Attendance of Representative of Ernst & Young at the Annual Meeting

We expect that a representative of Ernst & Young will attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR 2011 FISCAL YEAR.

Unless a proxy is marked to give a different direction, the persons named in the proxy will vote “FOR” the ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for our 2011 fiscal year.

Change of Historical Auditor Prior to Initial Public Offering

On October 14, 2009, we dismissed Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm and on October 14, 2009, we engaged Ernst & Young. Our Board of Directors approved the dismissal of Grant Thornton and the engagement of Ernst & Young on October 14, 2009.

During the years ended December 31, 2007 and December 31, 2008, and during the subsequent interim period preceding Grant Thornton’s dismissal, we had no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to Grant Thornton’s satisfaction, would have caused it to make reference to the subject matter of any such disagreement in connection with its reports for such years and interim periods. In connection with the December 31, 2007 and 2008 audits, Grant Thornton identified three material weaknesses in our internal control over financial reporting related to our accounting for (1) compensated absences of our employees, which we had not been accruing over the service period during which the entitlement was earned, (2) license revenue with respect to sales of sushi, and (3) the reversal of certain non-cash compensation expenses in 2007 which, based on the timing of formal documentation, should have been recorded in 2008. There were no other reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K during 2007 or 2008 or during the subsequent interim period preceding Grant Thornton’s dismissal. Grant Thornton discussed the subject matter of these material weaknesses with our board of directors and we authorized Grant Thornton to respond fully to any inquiries of Ernst & Young regarding such material weaknesses.

Grant Thornton’s reports on our financial statements for the years ended December 31, 2007 and December 31, 2008 do not contain any adverse opinion or disclaimer of opinion, nor are they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2007 and December 31, 2008 and during the period from January 1, 2009 through October 14, 2009, neither we nor anyone on our behalf has consulted with Ernst & Young LLP regarding (1) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements; or (2) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv), or any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934, as added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, known as the Dodd-Frank Act, this proposal, commonly known as a say-on-pay proposal, gives our stockholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices.

As discussed below under Compensation Discussion and Analysis, we believe that our executive compensation programs emphasize sustainable growth through a pay-for-performance orientation and a commitment to both operational and organizational execution. We believe that our compensation program for our named executive officers has helped us achieve our strong strategic and financial performance.

Accordingly, we are asking our stockholders to vote “FOR” the following resolution at our Annual Meeting:

“RESOLVED, that The Fresh Market, Inc.’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables).”

The vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. However, our Board of Directors and our Compensation Committee value the opinions of our stockholders. In accordance with SEC regulations, we will disclose the extent to which the Board of Directors and Compensation Committee took into account the results of the vote in next year’s proxy statement.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

Unless a proxy is marked to give a different direction, the persons named in the proxy will vote “FOR” the approval of the compensation of the Company’s named executive officers as disclosed in this proxy statement.

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Act, this proposal, commonly known as a say-on-frequency proposal, gives our stockholders the opportunity to vote, on an advisory basis, on how often we should include a say-on-pay vote in our proxy materials for future annual stockholder meetings (or for any special stockholder meetings at which directors will be elected and held in lieu of an annual meeting). Our Board of Directors has determined that an annual advisory vote on the compensation of our named executive officers is the most appropriate alternative for the Company so that stockholders may annually express their views on our executive compensation program. This feedback would then be considered by our Compensation Committee in its annual executive compensation review process.

On this proposal, stockholders may vote for one of the following alternatives: every year, every two years, every three years, or abstain. By selecting one of these alternatives, stockholders are voting to approve the selected alternative (or abstain from this vote), and are not voting to approve or disapprove our recommendation. The vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. However, our Board of Directors and our Compensation Committee value the opinions of our stockholders and will take into account the outcome of the vote when considering the frequency of holding future advisory votes on the compensation of our named executive officers.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE, ON AN ADVISORY BASIS, FOR AN “ANNUAL” VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Unless a proxy is marked to give a different direction, the persons named in the proxy will vote for an “ANNUAL” advisory vote on the compensation of our named executive officers.

DIRECTORS AND EXECUTIVE OFFICERS

Assuming the election of the nominee to our Board of Directors pursuant to Proposal 1 – Election of Director, the following table sets forth the directors and executive officers of the Company, their ages, and the positions currently held by each such person with the Company. The biographical description below for each director nominee includes the specific experience, qualifications, attributes and skills that led to the conclusion by the Board of Directors that such person should serve as a director of the Company. The biographical description of each director who is not standing for election includes the specific experience, qualifications, attributes and skills that the Board of Directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a director. The Board of Directors did not currently evaluate whether these directors should serve as directors, as the terms for which they have been previously elected continue beyond the Annual Meeting.

The business address of all of the executive officers and directors of the Company is 628 Green Valley Road, Suite 500, Greensboro, North Carolina 27408. Michael Barry, age 40, currently serves as a member of the Board of Directors. As a member of Class I of our Board of Directors, Mr. Barry’s term expires at the Annual Meeting. Mr. Barry has informed the Board of Directors that he does not intend to stand for re-election to the Board of Directors at the Annual Meeting.

Name	Age	Position(s)
Ray Berry	70	Chairman of the Board
Brett Berry	44	Vice Chairman of the Board
Jeffrey Naylor	52	Director
Richard Noll	53	Director (nominee at Annual Meeting)
David Rea	50	Director
Craig Carlock	44	President and Chief Executive Officer
Lisa Klinger	44	Executive Vice President and Chief Financial Officer
Sean Crane	43	Senior Vice President—Store Operations
Scott Duggan	45	Senior Vice President—General Counsel
Marc Jones	39	Senior Vice President—Merchandising and Marketing
Randy Kelley	40	Senior Vice President—Real Estate and Development

Backgrounds of Current Executive Officers and Directors and Nominee for Election as a Director

Set forth below is information concerning the current executive officers and directors identified above.

Ray Berry is the founder of The Fresh Market, has served as Chairman of our Board of Directors since he started the company in 1981 and served as our President and Chief Executive Officer from 1981 until 2007. Prior to starting the Company, Mr. Ray Berry held positions at numerous grocery and retail companies, including Vice President of Stores at The Southland Corporation (former parent of 7-Eleven) where he was responsible for the operations of nearly 4,000 7-Eleven stores. Mr. Ray Berry received a B.A. in Psychology from San Diego State University and also completed the Stanford Executive Program at the Stanford Graduate School of Business. Mr. Ray Berry is the father of Mr. Brett Berry and the father-in-law of Mr. Michael Barry, both of whom are also members of our Board of Directors.

We believe Mr. Ray Berry’s qualifications to serve on our Board of Directors include his knowledge of our company and the food retail industry and his years of leadership at our company.

Brett Berry has served as Vice Chairman of our Board of Directors since March 2009 and has been a director since December 1985. Mr. Brett Berry served as our President and Chief Executive Officer from January 2007 until January 2009. He joined the Company as an employee in 1998 and has held various positions in the marketing and operations departments, including Chief Operating Officer, Executive Vice President of

Operations and Vice President of Marketing. Prior to joining the Company, Mr. Brett Berry was a consultant with Mercer Management Consulting (now Oliver Wyman Group). Mr. Brett Berry received a Masters in Business Administration from the Wharton School of Business, a J.D. from the University of North Carolina School of Law, and an A.B. in English from Davidson College. Mr. Brett Berry is the son of Mr. Ray Berry and the brother-in-law of Mr. Michael Barry, both of whom are also members of our board of directors.

We believe Mr. Brett Berry’s qualifications to serve on our board of directors include his knowledge of our company and the food retail industry and his extensive management experience at our company.

Jeffrey Naylor has served as a member of our Board of Directors since our initial public offering in November 2010. Since February 2009, Mr. Naylor has served as Chief Financial and Administrative Officer of The TJX Companies, Inc. Mr. Naylor has worked at The TJX Companies, Inc. since 2004, serving as Chief Administrative and Business Development Officer from June 2007 to February 2009, Chief Financial and Administrative Officer from September 2006 to June 2007, and Chief Financial Officer from February 2004 to September 2006. Mr. Naylor received a Masters in Management from the J.L. Kellogg Graduate School of Management, Northwestern University and a B.A. in Economics and Political Science from Northwestern University.

We believe Mr. Naylor’s qualifications to serve on our Board of Directors include his executive management experience, his financial and accounting expertise and his extensive experience in the retail industry.

Richard Noll is a nominee for election to serve on our Board of Directors. Mr. Noll is the Chairman of the Board of Directors and Chief Executive Officer of Hanesbrands Inc. (“Hanesbrands”). He has served as Chairman of the Board of Directors of Hanesbrands since January 2009, as its Chief Executive Officer since April 2006 and as a director of Hanesbrands since September 2005. From December 2002 until the completion of the spin off of Hanesbrands from Sara Lee Corporation (“Sara Lee”) in September 2006, he also served as a Senior Vice President of Sara Lee. From July 2005 to April 2006, Mr. Noll served as President and Chief Operating Officer of Sara Lee Branded Apparel. Mr. Noll served as Chief Executive Officer of Sara Lee Bakery Group from July 2003 to July 2005 and as the Chief Operating Officer of Sara Lee Bakery Group from July 2002 to July 2003. From 1992 to 2002, Mr. Noll held a number of management positions with increasing responsibilities while employed by Sara Lee Branded Apparel. Mr. Noll received a Masters in Business Administration from Carnegie Mellon University and a B.S. in Business Administration from Pennsylvania State University.

We believe Mr. Noll’s qualifications to serve on our Board of Directors include his executive management experience as a chief executive officer of a company that focuses on consumer products, his experience with strategic and branding initiatives and his prior experience in a food production business.

David Rea has served as a member of our Board of Directors since our initial public offering in November 2010. From January 2007 to March 2008, Mr. Rea served as Senior Vice President and Chief Financial Officer of Sally Beauty Holdings, Inc. From 2000 to 2006, Mr. Rea worked at La Quinta Corporation and La Quinta Properties, Inc., owners/operators of limited-service hotels, serving as President and Chief Operating Officer from February 2005 to January 2006 and Executive Vice President and Chief Financial Officer from June 2000 to February 2005. Prior to joining La Quinta, Mr. Rea held various finance related positions, including positions at T. Rowe Price Associates. Mr. Rea received a Masters in Business Administration from the Amos Tuck School of Business Administration, Dartmouth College and a B.A. from Colgate University.

We believe Mr. Rea’s qualifications to serve on our Board of Directors include his executive management experience, his financial expertise and his extensive experience in real estate related businesses.

Craig Carlock has served as our President and Chief Executive Officer since January 2009. Mr. Carlock served as our Senior Vice President and Chief Operating Officer from January 2007 until January 2009. He joined the Company in 1999 and previously served as Director of Marketing, Vice President of Marketing and Senior Vice President of Operations. Before joining the Company, Mr. Carlock worked at Procter & Gamble in various finance positions for six years. Mr. Carlock received a Masters in Business Administration from the University of Virginia’s Darden School and a B.A. in Economics from Davidson College.

Lisa Klinger has served as our Executive Vice President and Chief Financial Officer since March 2009. Prior to joining the Company, Ms. Klinger served as interim Chief Financial Officer during 2008 and Senior Vice President—Finance and Treasurer from May 2005 to March 2009 of Michael’s Stores and Assistant Treasurer at Limited Brands from August 2000 to May 2005. She received a B.S. from Bowling Green State University.

Sean Crane has served as our Senior Vice President—Store Operations since 2006. Mr. Crane served as our Senior Vice President—Real Estate and Development from 2005 until 2006. He joined the Company in 2001 and previously served as Controller, Director of Real Estate, Vice President—Real Estate and Vice President—Real Estate and Development. Prior to joining the Company, Mr. Crane held various management positions in accounting and finance with Grand Union, Neiman Marcus and Office Depot. Mr. Crane is a Certified Public Accountant and received a Masters in Business Administration from the University of North Carolina at Chapel Hill and a B.B.A. in accounting from Florida Atlantic University.

Scott Duggan has served as our Senior Vice President—General Counsel since September 2010. Prior to joining the Company Mr. Duggan was a Partner at Goodwin Procter LLP. He received a J.D. from Boston University School of Law and a B.S. from The University of Maine.

Marc Jones has served as our Senior Vice President—Marketing and Merchandising since December 2009. Mr. Jones served as our Vice President—Marketing and Merchandising from February to December 2009. He joined the Company in 2006 and previously served as Director of Merchandising (Non-Perishables) and Vice President—Marketing (Non-Perishables). Prior to joining the Company, Mr. Jones was a Vice President at Daymon Worldwide. He received a Masters in Business Administration from Harvard Business School and two B.A.s from Queens University.

Randy Kelley has served as our Senior Vice President—Real Estate and Development since May 2008. Mr. Kelley served as our Vice President—Real Estate from February 2006 until May 2008. He joined the Company in 2004 and previously served as a Real Estate Manager and Director of Real Estate. Prior to joining the Company, Mr. Kelley worked with ePLUS Technologies and held various positions at First Union National Bank. He received a Masters in Business Administration from the University of North Carolina at Chapel Hill and a B.A. from the University of North Carolina at Charlotte.

Executive officers of the Company are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified.

OUR BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

Our business and affairs are managed under the direction of our Board of Directors. Our bylaws provide that our Board of Directors consists of a number of directors to be fixed from time to time by a resolution of the board. Our Board of Directors currently has five members, of which two are independent.

Our certificate of incorporation and bylaws provide for a staggered, or classified, board of directors consisting of three classes of directors, each serving staggered three-year terms, as follows:

•	the Class I director is Michael Barry and his term will expire at the annual meeting of stockholders to be held in 2011;

•	the Class II directors are Brett Berry and David Rea and their terms will expire at the annual meeting of stockholders to be held in 2012; and

•	the Class III directors are Ray Berry and Jeffrey Naylor and their terms will expire at the annual meeting of stockholders to be held in 2013.

The nominee for election to the Board of Directors at the Annual Meeting under Proposal 1 – Election of Director is a candidate for Class I of the Board of Directors.

Upon expiration of the term of a class of directors, directors for that class will be elected for a three-year term at the annual meeting of stockholders in the year in which that term expires. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

The Company completed its initial public offering in November 2010. Accordingly, the Board of Directors, which began regular meetings as a board of directors of a public company in January 2011, did not meet as a public company board of directors during the year ended December 31, 2010. The pre-IPO board of directors held four quarterly meetings in 2010 prior to the completion of the initial public offering, each of which was attended by all of the pre-IPO directors, and also took action by written consent during 2010 prior to the completion of the initial public offering.

The Board of Directors has standing Audit, Compensation and Nominating and Corporate Governance committees. Each committee has a written charter that has been approved by the Board of Directors. Each committee reviews the appropriateness of its charter at least annually.

Additional information regarding our corporate governance practices and requirements is set forth below under Corporate Governance.

Audit Committee

The Audit Committee of the Board of Directors currently consists of Messrs. Naylor (Chair), Barry and Rea, each of whom served on the Audit Committee immediately following the Company’s initial public offering in November 2010. We currently expect that Mr. Ray Berry will be added to the Audit Committee at the time of the Annual Meeting in order to fill the Audit Committee seat that will become available at the end of Mr. Barry’s term on the Board of Directors. The Board of Directors has determined that each of Messrs. Naylor and Rea meets the independence requirements promulgated by The Nasdaq Stock Market and the SEC, including Rule 10A-3(b)(1) under the Exchange Act. With respect to Mr. Barry, the Company relies, and with respect to

Mr. Berry the Company expects to rely, upon the exemption provided in Rule 10A-3(b)(1)(iv)(A)(2) allowing a minority of Audit Committee members to be exempt from the independence requirements for one year from the date of effectiveness of the registration statement covering the Company’s initial public offering of securities. The Board of Directors does not believe that the reliance upon such exemption materially adversely affects the Audit Committee’s ability to act independently and perform its functions under its charter.

In addition, the Board of Directors has determined that each member of the Audit Committee is financially literate and that Mr. Naylor qualifies as an “audit committee financial expert” under the current and proposed rules of the SEC. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Naylor’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Naylor any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board of Directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors.

As described more fully in its charter, the Audit Committee oversees the Company’s accounting and financial reporting processes, internal controls and audit functions. In fulfilling its role, the Audit Committee:

•	oversees the appointment, compensation, retention and work performed by any independent registered public accounting firms engaged by the Company;

•	evaluates the Company’s outside auditors’ qualifications, performance and independence;

•	reviews the Company’s internal financial and accounting controls;

•	reviews the financial reports and related disclosure provided by the Company to the SEC or the Company’s stockholders;

•	oversees procedures designed to improve the quality and reliability of the disclosure of the Company’s financial condition and results of operations;

•	oversees the Company’s internal audit function, if applicable;

•

reviews and approves or rejects any transactions between the Company and a related person that would require disclosure under SEC rules as described more fully under Certain Relationships and Related Party Transactions—Procedures for Related Party Transactions;

•

recommends, establishes and monitors procedures designed to facilitate (i) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters, and (ii) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters; and

•	determines the funding from the Company that is necessary or appropriate to carry out the Audit Committee’s duties.

The Audit Committee has the authority to engage its own outside counsel and advisors apart from counsel or advisors hired by management.

The Company completed its initial public offering in November 2010. Accordingly, the Audit Committee, which began regular meetings in January 2011, did not meet during the year ended December 31, 2010. The Audit Committee acted by written consent once during 2010 in order to pre-approve audit-related services. The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available in the Corporate Governance section of the Company’s website at http://ir.thefreshmarket.com.

Compensation Committee

The Compensation Committee currently consists of Messrs. Rea (Chair), Ray Berry and Brett Berry, each of whom served on the Compensation Committee immediately following the Company’s initial public offering in November 2010. Prior to the May 2011 public offering of common stock by the Berry family, the Company was able to avail itself of the “controlled company” exception under the corporate governance rules of The Nasdaq Stock Market. Under Nasdaq “controlled company” transition rules, the Company will be required to have a Compensation Committee with a majority of independent directors within ninety days after completion of the public offering, or no later than August 1, 2011, and the Company will be required to have a Compensation Committee composed entirely of independent directors within one year from the consummation of the offering, or no later than May 3, 2012.

Effective July 31, 2011, Mr. Naylor will become a member of the Compensation Committee and Mr. Ray Berry will cease to serve on the Compensation Committee in order to fulfill the requirement that the Committee be composed of a majority of independent directors within ninety days of the loss of controlled company status.

The Board of Directors has determined that Messrs. Rea and Naylor are independent as defined by the rules of The Nasdaq Stock Market.

The Compensation Committee is responsible for determining and making recommendations with respect to all forms of compensation to be granted to executive officers of the Company and producing an annual report on executive compensation for inclusion in the Company’s proxy statement for its annual meeting of stockholders in accordance with applicable rules and regulations.

In fulfilling its role, the Compensation Committee also:

•	establishes, and periodically reviews, a general compensation philosophy for the Company;

•

reviews and makes recommendations to the Board of Directors with respect to the adoption (or submission to stockholders for approval) or amendment of incentive compensation, deferred compensation and equity-based compensation plans for the Company;

•	reviews and makes recommendations to the Board of Directors with respect to all awards of equity-based compensation pursuant to the Company’s equity-based compensation plans;

•	evaluates each executive officer’s performance in light of the Company’s goals and objectives;

•	recommends, subject to approval by the entire Board of Directors, each element of compensation for the Company’s executive officers based upon the performance evaluation;

•	appoints, retains, terminates and oversees the work of any independent experts and consultants and reviews and approves the fees and retention terms for such consultants;

•	reviews and makes recommendations to the Board of Directors with respect to the Company’s policies with respect to perquisites for executive officers;

•

reviews and discusses with management the disclosures made in the Compensation Discussion and Analysis section of the Company’s annual proxy statement and reports to the Board of Directors whether it recommends the same for inclusion in the proxy statement;

•	reviews and discusses with the Board of Directors succession plans for the Company’s President and Chief Executive Officer and other executive officers; and

•

reviews and recommends to the Board of Directors the form and amount of director compensation (including perquisites and other benefits), and any additional compensation to be paid for service on Board committees or for service as a Chairman of a committee.

The Compensation Committee has the authority to engage its own outside counsel and advisors, including experts in particular areas of compensation, as it determines appropriate, apart from counsel or advisors hired by management. The Company completed its initial public offering in November 2010. Prior to the Company’s initial public offering, the Board of Directors retained Frederic W. Cook & Co., Inc. to assist in certain compensation matters as the Company considered an initial public offering. Please read the Compensation Discussion and Analysis included in this Proxy Statement for additional information on the compensation review process.

The Company completed its initial public offering in November 2010. Accordingly, the Compensation Committee, which began regular meetings in January 2011, did not meet during the year ended December 31, 2010, nor did it act by written consent during such year. The Compensation Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available in the Corporate Governance section of the Company’s website at http://ir.thefreshmarket.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors currently consists of Messrs. Rea (Chair), Ray Berry, Brett Berry and Michael Barry, each of whom served on the Nominating and Corporate Governance Committee immediately following the Company’s initial public offering in November 2010. Prior to the May 2011 public offering of common stock by the Berry family, the Company was able to avail itself of the “controlled company” exception under the corporate governance rules of The Nasdaq Stock Market. Under Nasdaq “controlled company” transition rules, the Company will be required to have a Nominating and Corporate Governance Committee with a majority of independent directors within ninety days after completion of the public offering, or no later than August 1, 2011, and the Company will be required to have a Nominating and Corporate Governance Committee composed entirely of independent directors within one year from the consummation of the offering, or no later than May 3, 2012.

Effective July 31, 2011, Mr. Naylor will become a member of the Nominating and Corporate Governance Committee and Mr. Ray Berry and Mr. Michael Barry will cease to serve on the Nominating and Corporate Governance Committee in order to fulfill the requirement that the Committee be composed of a majority of independent directors within ninety days of the loss of controlled company status.

The Board of Directors has determined that Messrs. Rea and Naylor are independent as defined by the rules of The Nasdaq Stock Market.

The Nominating and Corporate Governance Committee:

•

reviews and makes recommendations to the Board of Directors regarding the Board of Directors’ composition and structure, and coordinates annual evaluations of the Board of Directors and its committees;

•	establishes criteria for membership on the Board of Directors and makes recommendations to the Board of Directors with respect to determinations of director independence.

•	seeks individuals who are qualified to become directors and recommends to the Board of Directors the nominees for election or re-election as directors at the Annual Meeting of Stockholders;

•	considers nominees recommended by stockholders for election or re-election as directors, as described in the section entitled Considerations Governing Director Nominations; and

•	develops and reviews the Company’s Corporate Governance Guidelines and reviews stockholder proposals relating to corporate governance matters.

The Company completed its initial public offering in November 2010. Accordingly, the Nominating and Corporate Governance Committee, which began regular meetings in January 2011, did not meet during the year ended December 31, 2010, nor did it act by written consent during such year. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Corporate Governance section of the Company’s website at http://ir.thefreshmarket.com.

Report of the Audit Committee of the Board of Directors

This report is submitted by the Audit Committee of the Board of Directors. The Audit Committee currently consists of Messrs. Naylor (Chair), Rea and Barry, each of whom served on the Audit Committee immediately following the Company’s initial public offering in November 2010. Each of Messrs. Naylor and Rea qualifies as an “audit committee financial expert” under the rules of the SEC. The Board of Directors has determined that each of Messrs. Naylor and Rea meets the independence requirements promulgated by The Nasdaq Stock Market and the SEC, including Rule 10A-3(b)(1) under the Exchange Act. The Board of Directors adopted a written charter for the Audit Committee in connection with the Company’s initial public offering and the Audit Committee will review the adequacy of the charter during 2011. In accordance with the Sarbanes-Oxley Act, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace the Company’s independent registered public accountants. The Audit Committee has the authority to engage its own outside advisors, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisors hired by management.

During the year ended December 31, 2010, the Company’s independent registered public accounting firm was Ernst & Young LLP (“Ernst & Young”). Ernst & Young was responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”). An independent audit of the effectiveness of the Company’s internal control over financial reporting for the year ended December 31, 2010 was not required as a result of the Company completing its initial public offering in November 2010. The Company’s independent registered public accounting firm will perform an independent audit of the effectiveness of the Company’s internal control over financial reporting in connection with the fiscal year 2011 independent audit of the Company’s financial statements. Ernst & Young also performed audit-related services for the Company during 2010, as described more fully below, but did not provide any tax services or other permissible non-audit services.

The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies and accounting estimates resulting from the application of these policies, and the substance and clarity of disclosures in the financial statements, and reviewed the Company’s disclosure controls and procedures and internal control over financial reporting. The Audit Committee reviewed with Ernst & Young, who is responsible for expressing an opinion on the fairness of the Company’s financial statements in conformity with accounting principles generally acceptable in the United States, Ernst & Young’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as independent registered public accountants are required to discuss with the Audit Committee under auditing standards of the PCAOB. In addition, the Audit Committee has reviewed the services provided by Ernst & Young and discussed with Ernst & Young its independence from management and the Company, including the matters in the written disclosures required by PCAOB Rule 3526 and considered the compatibility of non-audit services with the registered public accountants’ independence.

The Audit Committee met separately with Ernst & Young in its capacity as the Company’s independent registered public accountants for the Company, with and without management present, to discuss the results of Ernst & Young’s procedures and the overall quality of the Company’s financial reporting, as applicable.

The Audit Committee has reviewed the audited financial statements of the Company at December 31, 2010 and 2009 and for each of the years in the three-year period ended December 31, 2010 and has discussed them with management. In connection with the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, the Audit Committee discussed with management the results of the Company’s certification process relating to the certification of financial statements under Sections 302 and 906 of the Sarbanes-Oxley Act. The Audit Committee has also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by AICPA, Professional Standards, Vol. 1. AU section 380 as adopted by PCAOB in Rule 3200T, as may be modified or supplemented. This discussion included, among other things, a review with management of the quality of its accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in the Company’s financial statements, including the disclosures related to its critical accounting policies and practices. Based on the Audit Committee’s review of the financial statements and these discussions, it concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Because the Company completed its initial public offering in November 2010, the Company did not file any quarterly reports on Form 10-Q for any period during the year ended December 31, 2010.

The Audit Committee monitors the activity and performance of Ernst & Young. All services provided by Ernst & Young after completion of the Company’s initial public offering have been pre-approved by the Audit Committee. The Audit Committee has completed an evaluation of the performance of Ernst & Young during our 2011 fiscal year, but did not conduct any previous evaluation. Information about Ernst & Young’s fees for 2010 is discussed in this Proxy Statement under Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Respectfully submitted by the Audit Committee,

Jeffrey Naylor (Chair)

David Rea

Michael Barry

CORPORATE GOVERNANCE

Controlled Company

As a result of the completion in May 2011 of the public offering of common stock by the Berry family, we are no longer able to avail ourselves of the “controlled company” exception under the corporate governance rules of The Nasdaq Stock Market. Accordingly, we will be required to have a Compensation Committee and a Nominating and Corporate Governance Committee composed of a majority of “independent directors” as defined under the rules of The Nasdaq Stock Market by August 1, 2011. In addition, the Company will be required to have a majority of “independent directors” on its Board of Directors and a Compensation Committee and a Nominating and Corporate Governance Committee composed entirely of “independent directors” as defined under the rules of The Nasdaq Stock Market, in each case by May 3, 2012. The “controlled company” exception does not modify the independence requirements for the Audit Committee, and therefore we intend to continue our compliance with the requirements of the Sarbanes-Oxley Act and The Nasdaq Stock Market, which require that the Audit Committee be composed of at least three members, each of whom will be independent, by November 5, 2011.

Independence of Members of the Board of Directors

The Board of Directors has determined that each of Messrs. Rea and Naylor, who are currently serving as directors of the Company, is independent within the meaning of the director independence standards of The Nasdaq Stock Market and the SEC, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors has also determined that Richard Noll, who is nominated to serve as a Class I director of the Company, is independent within the meaning of the director independence standards of The Nasdaq Stock Market. In making these determinations, the Board of Directors solicited and considered information from each of the Company’s directors and our director nominee regarding whether such director or director nominee, or any member of his or her immediate family, had a direct or indirect material interest in any transactions involving the Company, was involved in a commercial or investment relationship with the Company or received personal benefits from or on behalf of the Company outside the scope of such person’s normal compensation.

In the event the stockholders elect the nominee to the Board of Directors pursuant to Proposal 1 – Election of Director, the Board of Directors will be composed of a majority of independent directors as defined under the rules of The Nasdaq Stock Market.

Board Leadership Structure

The Company’s Corporate Governance Guidelines provide the Board of Directors with flexibility to select the appropriate leadership structure at a particular time based on the specific needs of the Company’s business and what is in the best interests of the Company’s stockholders. The Company’s Corporate Governance Guidelines provide that the Board of Directors has no established policy on whether the positions of Chairman of the Board of Directors and Chief Executive Officer, or CEO, should be held by different persons. In certain circumstances, however, the Board of Directors may determine that it is in the best interests of the Company for the same person to hold the positions of Chairman and CEO.

The Company’s CEO does not presently serve on the Board of Directors. The Company has currently separated the roles of Chairman and CEO. The Board of Directors believes that this leadership structure is appropriate for the Company at the current time, as it provides an appropriate balance between the two roles. The CEO is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board of Directors provides guidance to the CEO and sets the agenda for Board of Director meetings and presides over meetings of the full Board of Directors. Thus, the Board of Directors believes that the current structure balances the need for the CEO to run the Company on a day-to-day basis with the benefit provided to the Company by involvement of an experienced member of the Board of

Directors who has significant historical experience with the Company and its business, but no role in the day-to-day affairs of the Company.

Executive Sessions of Independent Directors

The independent directors hold executive sessions of the independent directors at least four times a year following regularly scheduled in-person meetings of the Board of Directors. Executive sessions do not include any director of the Company who was formerly an employee of the Company. The director who shall preside at each such independent director executive sessions may be chosen by the independent directors, although no standing presiding independent director has been chosen by the independent directors as no such presiding independent director has been necessary in light of the number of independent directors serving on the Board of Directors. Interested parties may communicate directly with the independent directors as a group by sending such communications to the attention of the independent directors by U.S. mail (including courier or expedited delivery service) to:

The Fresh Market, Inc.

628 Green Valley Road

Suite 500

Greensboro, North Carolina 27408

Attn: Independent Directors, c/o Secretary

Considerations Governing Director Nominations

Board Nominees

The Board of Directors is responsible for selecting its own members. The Board of Directors delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors, and of management, will be requested to take part in the process as appropriate.

The Nominating and Corporate Governance Committee recommends to the Board of Directors individual(s) as director nominee(s) who, in the opinion of the Nominating and Corporate Governance Committee, have high personal and professional integrity, who have demonstrated ability, perspective and judgment and who will be effective, in conjunction with the other nominees to and members of the Board, in collectively serving the long-term best interests of our stockholders. In evaluating the suitability of individual Board nominees, the Nominating and Corporate Governance Committee takes into account many factors, which may include general understanding of disciplines relevant to the success of a publicly traded company in today’s business environment, understanding of our business and industry, professional background and leadership experience, experience on the boards of other publicly traded companies, personal accomplishment and independence, as well as whether the candidate has expressed a willingness to devote sufficient time to carrying out his or her duties and responsibilities effectively and is committed to service on the Board of Directors. Neither the Nominating and Corporate Governance Committee nor the Board of Directors has a specific policy with regard to the consideration of diversity in identifying director nominees. However, both may consider the diversity of background and experience of a director nominee in the context of the overall composition of the Board of Directors at that time, such as diversity of knowledge, skills, experience, geographic location, age, gender, and ethnicity.

The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board of Directors as a whole, with the objective of recommending director nominee(s) that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment using the Board of Directors’ collective diversity of experience. In addition, the Nominating and Corporate Governance Committee considers, in light of our business, each director nominee’s experience, qualifications, attributes and skills that are identified in the biographical information contained under “Election of Directors.” The Nominating and Corporate Governance Committee and the Board of Directors expect to discuss the composition of the Board, including diversity of background and experience, as part of the annual Board evaluation process.

Process for Identifying and Evaluating Director Nominees

The Nominating and Corporate Governance Committee’s process for identifying and evaluating candidates, including, if applicable, candidates recommended by stockholders, includes actively seeking to identify qualified individuals by various means which may include reviewing lists of possible candidates, such as chief executive officers of public companies or leaders of finance or other industries, considering proposals from sources, such as the Board of Directors, management, employees, stockholders and industry contacts, and engaging an outside search firm.

Once candidates have been identified, the Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of a candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidate(s) for the Board of Directors’ approval as director nominee(s) for election to the Board of Directors. The Nominating and Corporate Governance Committee also recommends candidates to the Board of Directors for appointment to the committees of the Board of Directors.

Procedures for Recommendation of Director Nominees by Stockholders

The Nominating and Corporate Governance Committee will consider director nominee candidates who are recommended by stockholders of the Company. Stockholders, in submitting recommendations to the Nominating and Corporate Governance Committee for director nominee candidates, must follow the procedures summarized below which are set forth in the Company’s bylaws. The Company’s bylaws are available on the Corporate Governance section of the Company’s website at http://ir.thefreshmarket.com and may be requested in hard copy, free of charge, from the Company upon a request directed to: The Fresh Market, Inc., 628 Green Valley Road, Suite 500, Greensboro, North Carolina 27408, Attention: Secretary.

The Company reserves the right to adopt additional procedures for recommendation of director nominees by stockholders, as well as criteria for director nominee candidates.

Recommendations for nomination must contain such information and meet such other requirements as set forth in the Company’s bylaws. Generally, the Nominating and Corporate Governance Committee must receive any such recommendation for nomination not later than the close of business on the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 90 days, from such anniversary date, notice by the Stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the later of the 90th day prior to such annual meeting and the 10th day following the day on which the Company first makes a public announcement of the date of such meeting. A public announcement of adjournment or postponement of an annual meeting shall not commence a new time period for the giving of notice.

The Company’s Board of Directors currently anticipates that the

2012 Annual Meeting of Stockholders will be held on June 6, 2012.

Recommendations for nominations must be sent to the attention of the Secretary of the Company by U.S. mail (including courier or expedited delivery service) to:

The Fresh Market, Inc.

628 Green Valley Road

Suite 500

Greensboro, North Carolina 27408

Attn: Secretary

The Secretary of the Company will promptly forward any such recommendations to the Nominating and Corporate Governance Committee. Recommended candidates will be subject to a comprehensive private investigation background check by a qualified firm of the Company’s choosing. The Nominating and Corporate Governance Committee will evaluate each candidate and a recommendation with respect to such candidate will be delivered to the Board of Directors.

Policy Governing Security Holder Communications with the Board of Directors

The Board of Directors provides to every security holder the ability to communicate with the Board of Directors as a whole and with individual directors on the Board of Directors through an established process for security holder communication as follows:

For communications directed to the Board of Directors as a whole, security holders may send such communications to the attention of the Chairman of the Board of Directors by U.S. mail (including courier or expedited delivery service) to:

The Fresh Market, Inc.

628 Green Valley Road

Suite 500

Greensboro, North Carolina 27408

Attn: Chairman of the Board of Directors, c/o Secretary

For security holder communications directed to an individual director in his or her capacity as a member of the Board of Directors, security holders may send such communications to the attention of the individual director by U.S. mail (including courier or expedited delivery service) to:

The Fresh Market, Inc.

628 Green Valley Road

Suite 500

Greensboro, North Carolina 27408

Attn: [Name of the director], c/o Secretary

The Company will forward any such security holder communication to the Chairman of the Board of Directors, as a representative of the Board of Directors, or to the director to whom the communication is addressed, on a periodic basis, subject to screening for security purposes. The Company will forward such communications by certified U.S. mail to an address specified by each director and the Chairman of the Board of Directors for such purposes or by secure electronic transmission.

Policy Governing Director Attendance at Annual Meetings of Stockholders

We conduct an annual meeting of stockholders, and all directors are offered the opportunity to attend at our expense. We completed our initial public offering in November 2010. Accordingly, we did not have an annual meeting of stockholders as a public company during 2010.

Board of Directors Evaluation Program and Succession Planning

The Company completed its initial public offering in November 2010. Commencing with 2011, the Board of Directors will undertake an annual formal evaluation process consisting of an overall Board of Directors evaluation, committee evaluations, and self evaluations. As part of the evaluation process, the Board of Directors expects to evaluate some or all of the following different competencies: Board structure, Board roles, Board processes, Board composition, orientation and development, Board dynamics, and Board effectiveness. The Company expects that the evaluation process will include consideration of the appropriate Board size, committee composition, appointment of Chairmanships, succession planning and the technical, business and organizational skills required of future Board members.

Code of Ethics

Our Board of Directors has adopted a code of business conduct and ethics as required by regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act that establishes the standards of ethical conduct applicable to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The code of business conduct and ethics addresses, among other things, competition and fair dealing, conflicts of interest, financial matters and external reporting, company funds and assets, confidentiality and corporate opportunity requirements and the process for reporting violations of the code of business conduct and ethics, employee misconduct, conflicts of interest or other violations.

Our code of business conduct and ethics is publicly available on the investor relations portion of our website at http://ir.thefreshmarket.com. A copy of the code of business conduct and ethics may also be obtained, free of charge, from the Company upon a request directed to: The Fresh Market, Inc., 628 Green Valley Road, Suite 500, Greensboro, North Carolina 27408, Attention: Investor Relations. Any waiver of our code of business conduct and ethics with respect to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions may only be authorized by our audit committee and will be disclosed as required by applicable law. The Company intends to disclose any amendment to or waiver of a provision of the code of business conduct and ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on the investor relations portion of its website available at http://ir.thefreshmarket.com.

Access to Additional Corporate Governance Information

For more corporate governance information, you are invited to access the Corporate Governance section of the Company’s website available at http://ir.thefreshmarket.com.

Except for the availability of this Proxy Statement and the Annual Report to Stockholders, which are available for viewing, printing and downloading at http://ir.thefreshmarket.com, the information on the Company’s website is not part of this Proxy Statement.

Board of Directors Role in Risk Oversight

Assessing and managing risk is the responsibility of the Company’s management. The Board of Directors oversees and reviews certain aspects of the Company’s risk management efforts. The Board of Directors is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board of Directors and its committees. Among other areas, the Board is involved in overseeing risks related to the Company’s overall strategy, executive officer succession, business continuity, crisis preparedness and corporate reputational risks.

The committees of the Board execute their oversight responsibility for risk management as follows:

•

The Audit Committee has responsibility for overseeing the Company’s internal financial and accounting controls, work performed by the Company’s independent registered public accounting firm and, if applicable, the Company’s internal audit function. As part of its oversight function, the Audit Committee regularly discusses with management and the Company’s independent registered public accounting firm the Company’s major financial and controls-related risk exposures and steps that management has taken to monitor and control such exposures. In addition, the Company, under the supervision of the Audit Committee, has established procedures available to all employees for the anonymous and confidential submission of complaints relating to any accounting, internal accounting controls or auditing matters to encourage employees to report questionable activities directly to the Company’s senior management and the Audit Committee.

•

The Compensation Committee is responsible for overseeing risks related to the Company’s cash and equity-based compensation programs and practices. For a detailed discussion of the Company’s efforts to manage compensation related risks, see Compensation Related Risk Assessment.

•

The Nominating and Corporate Governance Committee is responsible for overseeing risks related to the composition and structure of the Board of Directors and its committees and the Company’s corporate governance. In this regard, commencing in 2011, the Nominating and Corporate Governance Committee will conduct an annual evaluation of the Board and its committees.

Compensation Related Risk Assessment

We completed our initial public offering in November 2010. In connection with our initial public offering, we established a Compensation Committee composed of three members of our Board of Directors, one of whom is independent under the rules of The Nasdaq Stock Market. As described more fully under Compensation Discussion and Analysis below, our pre-IPO compensation plans and policies for our executive officers were administered by our pre-IPO Board of Directors. Since our initial public offering, our Compensation Committee has played a significant role in our compensation plans and policies including establishing a cash incentive compensation program that will be discussed in the Compensation Discussion and Analysis included in our 2012 proxy statement and overseeing and administering our equity incentive compensation program.

The Compensation Committee is also responsible for overseeing risks related to the Company’s compensation programs and practices. We believe that the Company’s executive and employee compensation plans and policies are appropriately structured so as not to create incentives for excessive risk taking that could be reasonably likely to have a material adverse effect on the Company. In particular, the Compensation Committee considered the following elements of the Company’s compensation plans and policies when evaluating whether our plans and policies encourage our executives and employees to take unreasonable risks:

•	The Company’s base salary component of compensation does not encourage risk taking because it is a fixed amount.

•	The Company’s Board of Directors reviews a corporate plan with goals that it believes are appropriate and reasonable in light of past performance and current market conditions.

•

For the Company’s incentive cash compensation program, a majority of the awards that may be made to executive officers with respect to our 2011 fiscal year will be based on the achievement of at least two objective performance measures, thus diversifying the risk associated with any single indicator of performance.

•

For the Company’s incentive cash compensation program, we select performance measures that we believe are less susceptible to judgments and interpretation (for example, earnings per share) than other performance measures that we could select.

•

The awards that may be made under the Company’s incentive cash compensation program are capped so as to prevent award payments in excess of specific returns to the business and our stockholders, even if the Company dramatically exceeds its performance or financial targets.

•

Assuming achievement of a threshold level of performance, payouts under our incentive cash compensation program result in some compensation at levels below full target achievement, rather than an “all-or-nothing” approach, which could engender excessive risk taking.

•	The Company’s Compensation Committee determines achievement levels under the Company’s incentive cash compensation plan in its discretion after reviewing Company and executive performance.

•

We expect that a significant portion of our executive officers’ annual compensation will consist of equity awards that will include time-based vesting requirements in order to align our management’s interests with the long-term interests of the Company and our stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of the Record Date (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) by each director or nominee of the Company; (iii) by each named executive officer of the Company set forth in the Summary Compensation Table below; and (iv) by all directors and executive officers of the Company as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”). These rules generally provide that a person is the beneficial owner of securities if they have or share the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or have the right to acquire such powers within 60 days.

The address of each person named in the table below, unless otherwise indicated, is c/o The Fresh Market, Inc., 628 Green Valley Road, Suite 500, Greensboro, North Carolina 27408.

	Shares of Common Stock Beneficially Owned(1)
Beneficial Owner	Number	%
5% Stockholders(2):
Fidelity Investments(3)	5,335,549	11.1%

Directors and Officers:
Ray Berry(4)	5,011,724	10.4%
Brett Berry(5)	4,714,220	9.8%
Michael Barry(6)	7,672,274	16.0%
David Rea(7)	2,727	*
Jeffrey Naylor(7)	2,727	*
Craig Carlock	191,821	*
Lisa Klinger	153,484	*
Sean Crane	115,091	*
Randy Kelley	76,729	*
Marc Jones	111,570	*
Executive Officers and directors as a group (11 persons)	18,052,367	37.6%

*	Represents less than 1%.
(1)	The amounts in this column do not include shares of Common Stock underlying options that were granted to officers upon the consummation of the initial public offering, including 64,234 shares underlying options that were granted to Mr. Carlock and 43,679 shares underlying options that were granted to each of Messrs. Crane, Kelley and Jones and Ms. Klinger. Under the rules and regulations of the SEC the shares of Common Stock underlying such options are not beneficially owned by the holder of the option because the holder will not have the right to exercise the option and thereby acquire the power to vote or direct the voting of the underlying shares, or to dispose or direct the disposition thereof, within 60 days.
(2)	Beneficial owners of at least five percent (5%) of the Company’s Common Stock who are also directors or officers of the Company are listed under the subheading “Directors and Officers.”
(3)	This information is based upon a Schedule 13G/A filed with the SEC on May 5, 2011 by Fidelity Management & Research Company (“Fidelity Investments”), a wholly owned subsidiary of FMR L.L.C. The address of Fidelity Investments is 82 Devonshire Street, Boston, Massachusetts 02109.
(4)	Consists of 5,011,724 shares held of record by the Paiko Trust, as to which he is trustee and has sole voting and investment power. Ray Berry, Brett Berry, Michael Barry, Amy Barry, and Winston Berry filed a Schedule 13G with the SEC on February 4, 2011 indicating that they constitute a group within the meaning of Section 13(d)(3) of the Exchange Act.
(5)

Consists of 1,230,951 shares held of record by the Gibson Trust, as to which he is trustee and has sole voting and investment power, 715,414 shares held of record by the Jenner Trust, as to which he has voting and investment power as special holdings adviser and 2,767,855 shares held of record by the Floyd Trust, as to which he has voting and investment power as special holdings adviser. Excludes (i) 1,795,726 shares held of record by the Rossler Trust, as to which he is co-trustee along with Ms. Barry and J.P. Morgan Trust Company of Delaware, but does not have voting or investment power and disclaims beneficial ownership, (ii) 905,494 shares held of record by the Tuttle Trust, as to which he is an investment adviser but does not have voting or investment power and disclaims beneficial ownership and (iii) 905,494 shares held of record by the Millard Trust, as to which he is an investment adviser but does not have voting or investment power and disclaims beneficial ownership. Ray Berry, Brett Berry, Michael Barry, Amy Barry, and Winston Berry filed a Schedule 13G with the SEC on February 4, 2011 indicating that they constitute a group within the meaning of Section 13(d)(3) of the Exchange Act.
(6)	Consists of 711,869 shares held of record by the Unger Trust, as to which he has voting and investment power as special holdings adviser, 2,743,319 shares held of record by the Keigan Trust, as to which he has voting and investment power as special holdings adviser, 1,795,726 shares held of record by the Rossler Trust, as to which he has voting and investment power as special holdings adviser, 807,120 shares held of record by the Lerra Trust, as to which he has voting and investment power as special holdings adviser and is co-trustee, 807,120 shares held of record by the Farra Trust, as to which he has voting and investment power as special holdings adviser and is co-trustee, and 807,120 shares held of record by the Caito Trust, as to which he has voting and investment power as special holdings adviser and is co-trustee. Ray Berry, Brett Berry, Michael Barry, Amy Barry, and Winston Berry filed a Schedule 13G with the SEC on February 4, 2011 indicating that they constitute a group within the meaning of Section 13(d)(3) of the Exchange Act.
(7)	Consists of restricted stock awards made upon the consummation of the initial public offering in November 2010. The restricted shares provide that the restrictions lapse at the earlier of one year from the date of grant and the next annual meeting of stockholders following the date of grant. Accordingly, the restrictions provided in the restricted share awards will lapse at the Annual Meeting. The holders of the restricted shares are entitled to the rights of a stockholder in respect of such restricted shares, including the right to vote and receive dividends.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s directors, executive officers and holders of more than 10% of the Company’s Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the year ended December 31, 2010 (commencing with the Company becoming a reporting company under the Exchange Act on November 4, 2010), the Company believes that all Section 16(a) filing requirements were complied with during the year ended December 31, 2010.

EXECUTIVE AND DIRECTOR COMPENSATION

Report of the Compensation Committee of the Board of Directors

This report is submitted by the Compensation Committee of the Board of Directors. The Compensation Committee, which was established in connection with our initial public offering in November 2010, has reviewed the Compensation Discussion and Analysis included in this Proxy Statement and discussed it with management. Based on its review of the Compensation Discussion and Analysis and its discussions with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety this Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Respectfully submitted by the Compensation Committee,

David Rea (Chair)

Ray Berry

Brett Berry

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Director Compensation

Our directors from January 2010 until our initial public offering in November 2010 were Messrs. Ray Berry, Brett Berry and Michael Barry. All such directors were also employees of the Company during 2010 or a portion thereof and Ray Berry was an employee during the Transition Period, and all such directors received compensation for such periods as employees in an amount that would not cause any to be a named executive officer and did not receive any compensation for their services as directors in addition to their executive compensation. Messrs. Rea and Naylor became directors upon consummation of our initial public offering.

Only directors who are considered independent directors under the rules of The Nasdaq Stock Market receive compensation from us for their service on our Board of Directors. Accordingly, Messrs. Ray Berry, Brett Berry and Michael Barry do not receive compensation from us for their service on our Board of Directors. Our independent directors each receive:

•	an annual retainer of $40,000 in cash;

•	an additional annual retainer of $15,000 in cash to the chairs of the Audit Committee and the Compensation Committee; and

•	$1,000 in cash for in-person attendance at meetings and $500 in cash for telephonic attendance at meetings, for each Board or committee meeting in excess of six Board or committee meetings per year.

We expect that the chair of the Nominating and Corporate Governance Committee will also receive a retainer in the future, although the amount of such retainer has not yet been determined.

In lieu of these annual Board and committee chair cash retainers, directors are able to elect to receive deferred stock units (“DSUs”). In the event a director elects to receive DSUs, they will be distributed in shares of our common stock, with the timing of distribution to be based on director elections in accordance with Internal Revenue Code Section 409A. In addition, our independent directors receive an annual equity grant of restricted shares of our common stock in an amount approximately equal to $60,000. The restricted shares will be granted at (1) the time of each annual meeting of stockholders, for continuing directors and (2) the time of appointment, for directors appointed to the board of directors following the annual meeting of stockholders. The restricted shares will vest at the earlier of one year from the date of grant and the next annual meeting of stockholders. The holders of the restricted shares will be entitled to the rights of a stockholder in respect of such restricted shares, including the right to vote and receive dividends.

The following table sets forth a summary of the compensation paid to our non-employee directors in 2010. The non-employee directors did not receive any compensation during the Transition Period.

Director Compensation Table for the 2010 Fiscal Year

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
David Rea	55,000	59,994	114,994
Jeffrey Naylor	55,000	59,994	114,994

(1)	These amounts represent the payment of the annual retainer fee of $40,000 for service on the Board of Directors plus the payment of the additional annual retainer fee of $15,000 for service as Chairman of the Compensation Committee (Mr. Rea) and Chairman of the Audit Committee (Mr. Naylor).
(2)	These amounts represent the grant date fair value of a grant of 2,727 shares of restricted stock in connection with our initial public offering. The grant date fair value of each share of restricted stock equaled the initial public offering price of $22.00 per share.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis explains the material elements of the compensation of the named executive officers in 2010 and January 2011 (the “Transition Period”), who are set forth in the table below:

Name	Title
Craig Carlock	President and Chief Executive Officer
Lisa Klinger	Executive Vice President and Chief Financial Officer
Sean Crane	Senior Vice President—Store Operations
Marc Jones	Senior Vice President—Merchandising and Marketing
Randy Kelley	Senior Vice President—Real Estate and Development

How have compensation decisions historically been made?

Prior to our initial public offering in November 2010, we were privately held by the Berry family. Accordingly, we were not subject to stock exchange listing or SEC rules, including those requiring that a majority of our Board of Directors be independent or regarding the formation and functioning of Board committees, such as the Compensation Committee. All of our prior compensation policies and determinations pertaining to the named executive officers, including those made for 2010 through the completion of the initial public offering, but excluding the equity grants made in connection with our initial public offering that are described below, were the product of negotiations between the named executive officers and our Board of Directors. Accordingly, analyses, negotiations and determinations pertaining to executive officer compensation prior to our initial public offering were conducted and made by our then Board of Directors.

In connection with our initial public offering, our Board of Directors engaged the outside consulting firm Frederic W. Cook & Co., Inc. (“FW Cook”) to help develop compensation policies that are appropriate for a public company. Our Board of Directors’ initial analysis included evaluating various compensation data, including comparable company and other data gathered by FW Cook. Our Board of Directors, in connection with these efforts, noted the variety of compensation practices and mechanics that were employed by comparable companies and determined not to make significant changes to our compensation practices prior to the initial public offering in light of our status as a then private company. Our Board of Directors elected to share its perspective pertaining to the data gathered and our historical compensation practices with our compensation committee after completing the initial public offering in light of our Board of Directors’ interaction with, and knowledge of, our management team and its experience with our business and our historical compensation practices.

How is the compensation program likely to continue to evolve after the completion of our initial public offering in November 2010?

In connection with our initial public offering in November 2010, we established a Compensation Committee of our Board of Directors. Our Compensation Committee is chaired by an independent director. As of May 2011, we no longer qualified for the controlled company exception under the rules of The Nasdaq Stock Market. As a result, we will add additional independent directors to, and remove non-independent directors from, the committee, consistent with the requirement that within one year of losing controlled company status, the committee be comprised of only independent directors, as described in this proxy statement. Our Compensation Committee now plays a significant role in our compensation practices and policies, including our compensation practices and policies for the named executive officers. Accordingly, compensation determinations with respect to the named executive officers made after the completion of our initial public offering are first made by our Compensation Committee. At this time, once a determination is made by our Compensation Committee, it is then subject to approval by our full Board of Directors. The Compensation Committee has not delegated any authority with respect to determination of director or executive compensation.

We expect that our compensation programs for the named executive officers, as developed and implemented by our Compensation Committee, will vary from our historical private company practices. The initial determinations made in 2011 with respect to bonuses payable for 2010 followed our historical practice of considering our financial performance for 2010 and then making discretionary, as compared to formulaic, determinations for these bonuses given that we operated as a private company for most of 2010 and had not put in place a formulaic or other non-discretionary bonus program with respect to 2010. We expect that our Compensation Committee will meet several times per year to establish and, from time to time, refine our compensation philosophy and practices as a public company. Our Compensation Committee will also determine the components and levels of compensation and the appropriate performance metrics for our executive officers that may be used in determining awards under any formulaic program that we may establish, as well as the goals and objectives that may be considered when awarding any discretionary component of bonuses for our executive officers. In determining the components of our compensation programs and establishing the levels of compensation thereunder, we expect that our Compensation Committee will consider compensation data, including data collected from or provided by compensation consultants and other third-party sources, while also considering our historical compensation practices.

In connection with our initial public offering, we implemented an omnibus incentive compensation plan that enables us to grant a range of cash- and equity-based incentive awards, the vesting criteria of which may be performance- or time-based. In addition, during 2010 we implemented a non-qualified deferred compensation plan in which the named executive officers are eligible to participate. See “—Compensation Programs and Practices in 2010 and the Transition Period—Did we offer the named executive officers the opportunity to participate in a nonqualified deferred compensation plan?”.

Compensation Programs and Practices in 2010 and the Transition Period

What were the objectives and principles of the named executive officers’ compensation?

The following description explains the objectives and principles of the named executive officers’ compensation in 2010 and the Transition Period:

•

Achieving strong, consistent business performance: Our primary goal was achieving strong business performance that would maximize our long-term value. We advanced this goal by emphasizing annual, merit-based salary increases rather than short-term incentives. While still rewarding superior performance, this practice provided the named executive officers with predictable compensation levels that did not encourage excessive risk-taking for short-term gain.

•

Aligning interests with stockholders: We sought to align the interests of the named executive officers with those of our stockholders by granting equity-based awards, which tied the named executive officers’ compensation to our equity value.

•

Attracting and retaining valuable employees: We believe that attracting and retaining proven, talented executives is critical to maximizing our long-term performance. Accordingly, as a private company, we set the named executive officers’ total compensation at levels that our Board of Directors believed were reasonably competitive, in light of our private company status and our location in Greensboro, North Carolina, with those of comparably positioned executives at firms in our industry (although we did not set our executive officers’ compensation at pre-determined levels relative to those at peer firms). Our Board of Directors also granted awards with time-based vesting requirements in order to foster retention of our executive officers. We anticipate that in the future we will consider a variety of data, including the evolving nature of the named executive officers’ responsibilities, our performance as a public company and data from peer public companies, as well as our historical practices, as our Compensation Committee reviews our compensation programs, practices and levels in order to continue to attract and retain valuable employees.

•

Fostering company cohesion: We believe that aligning the compensation of the named executive officers with that of other employees is critical to fostering a sense of common purpose within our company. Accordingly, we have generally adjusted compensation levels for the named executive officers in a manner directionally consistent with the adjustments we have made in compensation for other employees of our company.

What were the components of the named executive officers’ compensation program and how did they reflect the objectives and principles described above?

The principal components of the named executive officers’ compensation program in 2010 were base salaries, annual cash bonuses, quarterly performance bonuses that were based upon our earnings and distributions to our stockholders and long-term incentive compensation. Any quarterly performance bonuses that were paid during 2010 offset the gross amount of the annual bonus awarded for 2010. We also provided named executive officers with retirement benefits (matching contributions to our 401(k) plan and to our deferred compensation plan), health and welfare benefits and limited perquisites (such as personal use of corporate automobiles).

We believe that the combination of these components achieved the objectives and principles described above. In the following sections, we will provide more detail about the various components of our compensation programs in 2010 and the Transition Period and each component’s role in implementing our objectives and principles.

How were base salaries determined?

The named executive officers’ base salaries for 2010 and the Transition Period were determined prior to completion of our initial public offering. Accordingly, our Compensation Committee, as constituted following completion of our initial public offering, did not participate in the determination of base salaries for 2010 and the Transition Period. Historically, our Board of Directors reviewed and decided whether to adjust base salaries for both the named executive officers and certain other corporate and store employees at the same time. This company-wide annual review of base salaries, which generally took place in February of each year, helped promote company cohesion. In setting base salaries for the named executive officers for 2010 and the Transition Period, our then Board of Directors considered recommendations from our Chief Executive Officer (except with respect to his own base salary) and engaged in a subjective analysis that took into consideration individual and company performance, market conditions, job responsibilities, the prior year’s base salaries and relativity in pay, both among the named executive officers and between the named executive officers and certain other employees.

The Board of Directors increased salaries for the named executive officers effective in the end of January 2010 in recognition of the company’s strong performance in 2009. The increased salaries were determined in January 2010 for the named executive officers other than our Chief Executive Officer and in May 2010 with respect to our Chief Executive Officer. In addition to the strong performance in 2009, the Board of Directors recognized that, in light of a potential initial public offering during 2010, salaries for certain of the named executive officers should be increased to reflect the demands that would be placed on them during the offering. In light of these considerations, Mr. Carlock received a 15.5% base salary increase (from $350,000 to $404,167); Ms. Klinger received a more modest 6.6% base salary increase (from $330,000 to $351,667) recognizing that Ms. Klinger had not been with the company for all of 2009; Mr. Crane received a 15.5% base salary increase (from $244,800 to $282,933); Mr. Jones received a 10.3% base salary increase (from $210,000 to $231,667); and Mr. Kelley received an 8.1% base salary increase (from $200,000 to $216,250). The Board of Directors did not conduct substantive peer company research in connection with its determination. Accordingly, the 2010 increases were not intended to adjust the executive officers’ base salaries to be in line with any public company peer or member of our industry, nor were the increased salaries set in early 2010 intended to represent a set percentage relative to, or to be ranked against, any individual or group of peer companies or members of our industry.

How was annual bonus compensation determined?

Historically, the Board of Directors has awarded annual cash performance bonuses in order to motivate the named executive officers and reward them on the basis of a variety of criteria. Following completion of the company’s initial public offering, the Compensation Committee assumed responsibility for determining and recommending to the Board of Directors the annual bonuses payable to the executive officers. For all executive officers other than the Chief Executive Officer, the Compensation Committee solicited input and received recommendations from the Company’s Chief Executive Officer with respect to the amounts of the annual bonuses.

The annual bonus amounts for 2010 determined by the Compensation Committee were approved by the Board of Directors in early 2011. In light of the fact that no formulaic bonus program had been established prior to our initial public offering, the Compensation Committee continued the company’s historical practice of awarding bonuses in a discretionary manner. First, the company’s Chief Executive Officer made recommendations to the Compensation Committee for each executive officer, other than himself, and provided the Committee with information regarding each executive officer’s performance and contribution to the company. Second, in determining the amount of annual bonuses for 2010, the Compensation Committee conducted a subjective analysis of individual and Company performance, job responsibilities and relativity of bonus awards among the named executive officers. With regard to Company performance, the Board of Directors considered metrics such as growth in sales, net income, EBITDA and gross profit, adjusted, in the case of net income and EBITDA, for the charges incurred in connection with our initial public offering. With regard to individual performance, the Compensation Committee considered each named executive officer’s individual contribution to the Company’s performance, management skills and potential to contribute to the Company in the future. The Compensation Committee also considered historical compensation information for the executive officers and data compiled by FW Cook prior to the Company’s initial public offering, although in determining the 2010 annual bonus amounts, the Compensation Committee did not set our executive officers’ bonuses at pre-determined levels relative to peer firms.

In addition, in determining the annual bonus amounts for 2010, the Compensation Committee recognized that the annual bonus amounts for 2009 were substantially higher than past years’ bonuses in light of the Company’s strong performance in 2009 relative to 2008. The Compensation Committee considered that while the Company’s performance in 2010 was very strong, it did not represent the same level of positive change relative to 2009 as 2009 did to 2008. Accordingly, the Compensation Committee generally recommended annual bonus amounts for 2010 that were less than the annual bonus amounts for 2009 with respect to each named executive officer other than Ms. Klinger and Mr. Jones. Ms. Klinger received a larger annual bonus in 2010 relative to that portion of her bonus in 2009 that constituted an annual bonus (but excluding her signing bonus) due, in part, to the fact that Ms. Klinger was employed by the company for a partial year in 2009, but also in recognition of her achievement of a number of strategic objectives, including our successful initial public offering and transition to a public company. Mr. Jones received a larger annual bonus in 2010 relative to 2009 in recognition of his achievement of strong financial results in the merchandising area, including significantly improved merchandise margins.

What types of long-term incentive compensation did the named executive officers receive prior to our initial public offering?

During 2010, the named executive officers each held stock options to purchase shares of common stock held by our Chairman, Mr. Ray Berry (the “2009 Options”). The 2009 Options were granted by Mr. Ray Berry in 2009, vested in connection with our initial public offering and were exercised by the named executive officers in connection with the initial public offering. A significant number of shares of common stock that were acquired from Mr. Ray Berry upon exercise of the 2009 Options were sold in the initial public offering to pay the exercise price of $6.73 per share and income taxes incurred by each such named executive officer in connection with the exercise of the 2009 Options. The Company did not receive any proceeds from the exercise of the 2009 Stock Options.

At the time of the initial public offering and upon exercise of the stock options, the exercise price for each 2009 Option was paid to Mr. Ray Berry. Further, each named executive officer paid, from the proceeds of the sale of shares or otherwise from his or her personal resources, to the company an amount equal to the income taxes due in connection with the full vesting of his or her 2009 Option grant in connection with our initial public offering. The Company thereafter remitted the amount of such tax payment made by the named executive officer to the applicable governmental taxing authority. The table below is provided to present information regarding the number of shares acquired upon exercise and the value realized on exercise in order to provide a more complete picture of the gross and net amounts actually realized by the named executive officers than is presented in the “2010 Option Exercises Table” below.

	Number of Shares of Common Stock Acquired Upon Exercise (#)(a)	Shares Sold in the Initial Public Offering (#)	Proceeds from Sale of Common Stock Less Underwriting Discount ($)(b)	Amount of Proceeds Used to Pay Exercise Price and Taxes ($)(c)	Amount of Retained Proceeds ($)(d)	Number of Shares Held After Initial Public Offering (#)(e)	Value of Shares Held After Initial Public Offering ($)(f)	Total Value Realized Upon Exercise of Option ($)(g)
Craig Carlock	599,888	408,067	8,349,051	7,743,654	605,397	191,821	4,220,062	4,825,459
Lisa Klinger	479,910	326,426	6,678,676	6,194,918	483,757	153,484	3,376,648	3,860,406
Sean Crane	359,932	244,841	5,009,447	4,646,182	363,265	115,091	2,532,002	2,895,267
Randy Kelley	239,955	163,226	3,339,604	3,097,459	242,145	76,729	1,688,038	1,930,183
Marc Jones	239,955	128,385	2,626,757	2,626,757	—	111,570	2,454,540	1,983,838

(a)	Consists of shares of common stock that the named executive officer acquired from Mr. Ray Berry pursuant to the exercise of his or her 2009 Options. A significant percentage of each named executive officer’s shares acquired upon exercise were sold in the initial public offering to pay (i) the exercise price to Mr. Ray Berry and (ii) the estimated personal income taxes associated with the vesting of the stock options granted by Mr. Berry. Messrs. Carlock, Crane, Kelley and Jones and Ms. Klinger sold 370,881, 222,528, 148,352, 128,385 and 296,704 shares of common stock acquired upon exercise of his or her stock option, respectively, to pay the exercise price for his or her 2009 Options to Mr. Ray Berry and to pay estimated personal income taxes associated with the vesting of his or her 2009 Options in connection with the initial public offering.
(b)	The amounts in this column represent the proceeds from the sale of common stock at a price of $22.00 per share less the underwriting discount of $1.54 per share. Additional amounts were deducted from these proceeds or paid by the executive officer to pay the exercise price of the 2009 Options and to pay estimated personal income taxes incurred upon the vesting of the 2009 Options.
(c)	The amounts in this column represent amounts either withheld from the proceeds of the initial public offering that were otherwise payable to the named executive officer or that were paid by the named executive officer to pay the exercise price of the options as well as the estimated personal income taxes that were payable by the named executive officer in connection with the vesting of the 2009 Options.
(d)	The amounts in this column represent the amount of the proceeds from the initial public offering that were retained by the named executive officer, after the payment of the exercise price of the options and the estimated personal income taxes that were paid by the named executive officer in connection with the vesting of the 2009 Options. Mr. Jones did not retain any proceeds from the sale of common stock in the offering and made payments other than from the proceeds of the initial public offering in order to pay a portion of the estimated personal income taxes payable in connection with the vesting of his 2009 Options.
(e)	The number of shares in this column equals the number of shares acquired upon exercise of the 2009 Options less the number of shares sold in the initial public offering.
(f)	The value of shares held after the public offering equals $22.00 per share multiplied by the number of shares held immediately after the initial public offering.
(g)	The total value realized equals the amount of retained proceeds from the initial public offering (after payment of exercise prices and estimated personal income taxes) plus the value of the shares of common stock acquired upon exercise of the stock option, based upon the $22.00 per share initial public offering price, that were retained after the initial public offering, less, in the case of Mr. Jones, the payments that he made other than from the proceeds of the initial public offering in order to pay a portion of the estimated personal income taxes payable in connection with the vesting of his option.

In addition to the 2009 Options, historically, the Board of Directors allowed some of the named executive officers to choose between receiving Shadow Equity Bonus awards (“SEBs”) or immediate cash payments in lieu of such awards. The Board of Directors permitted such named executive officers to choose between such awards (1) at the time of the Board’s annual review of the Company’s compensation programs, (2) in connection with a promotion or (3) in connection with the Board of Directors’ determination that the named executive officer had made a significant contribution to the Company, such as taking actions that the Board believed increased the Company’s sales or gross profit or demonstrated exceptional management skills. If the named executive officer chose SEBs, the named executive officer could not reverse the election and request the previously forgone immediate cash payment in a later year. While the immediate cash payments provided for a fixed amount of cash payable within 30 days of the election, SEBs generally vested five years after the grant date, and paid a cash amount equal to the cash base amount of the relevant SEB (such amount being equal to the forgone immediate cash payment) increased by the percentage increase in average adjusted EBITDA for the three years preceding vesting from average adjusted EBITDA for the three years preceding the grant of the award; however, the payout could never be less than the cash base amount of the relevant SEB. The Board of Directors believed that this adjusted EBITDA comparison was an appropriate performance metric because it rewards sustained earnings growth and encourages the named executive officers to focus on our long-term success. In addition, because stockholder dividends were historically paid on the basis of adjusted EBITDA, this arrangement further aligned stockholder and employee incentives. The levels of the immediate cash payments and the SEB cash base amounts were based on the named executive officers’ job levels and responsibilities.

No SEBs were granted to named executive officers during 2010, and the SEB program was replaced with the Omnibus Incentive Compensation Plan in connection with the Company’s initial public offering. We expect that no further SEBs will be awarded in the future. In March 2011, in order to clarify the intent of our board of directors at the time the SEBs were granted, our Board of Directors amended the form of SEB agreement. First, the amended form of award agreement provided that the calculation of adjusted EBITDA would exclude closed store expenses from prior years and certain charges related to offerings, including the initial public offering, of the Company’s equity by the Company’s pre-initial public offering stockholders, which was consistent with our historical accounting treatment. Our Board of Directors believed that the named executive officers had little ability to affect charges related to offerings of the Company’s equity and, accordingly, should not be penalized for them. Second, the amended form of award agreement provided that a “sale of the company”, which was a vesting event under the form of award agreement, included a transaction as a result of which the Berry family held less than 50% of the equity interests in the company. As a result of the public offering in May 2011, the SEBs have been accelerated and cashed out in accordance with their terms.

What types of long-term incentive compensation did the named executive officers receive in connection with our initial public offering and for 2010?

For 2010, the named executive officers, received a substantial portion of compensation in the form of long-term cash- and equity-based awards. Such awards were designed to align the incentives of our executives with the interests of our stockholders and with our long-term success. Additionally, the Board of Directors and, following consummation of our initial public offering, the Compensation Committee believed that long-term incentive awards enabled us to attract, motivate and retain executive talent. In connection with our initial public offering, the Board of Directors and our stockholders adopted our 2010 Omnibus Incentive Compensation Plan (the “Omnibus Plan”), which permits various equity-based incentive awards to be awarded to our employees. Prior to completion of our initial public offering, the Omnibus Plan was administered by the Board of Directors and following our initial public offering, the Omnibus Plan has been administered by the Compensation Committee.

In connection with our initial public offering, the Board of Directors granted the named executive officers options to purchase shares of the Company’s common stock in order to ensure that the named executive officers retained an equity interest in the Company and that their interests remained aligned with those of the Company’s stockholders after disposing of some of their 2009 Options. Mr. Carlock received options to purchase 64,234 shares and each of Ms. Klinger and Messrs. Crane, Jones and Kelley received options to purchase 43,679 shares.

The number of options granted was determined at the discretion of our Board of Directors but factors considered included the retention power of the options and each officer’s tenure with the company and other relevant work experience. The options (i) carry an exercise price of $22.00 per share, which is equal to the company’s initial public offering price per share, and (ii) will vest in 25% increments on each of the first four anniversaries of the date of grant. Any portion of the options granted to the named executive officers that is not vested at the time of the termination of a named executive officer’s employment would become vested if the named executive officer’s employment is terminated by the Company without “cause” or by the named executive officer for “good reason” within six months prior to, or two years following, a change in control. See “—Did the named executive officers participate in a severance plan?” below.

Except for the grant of stock options in connection with the initial public offering, the Company did not grant any other awards under the company’s Omnibus Incentive Compensation Plan, nor did it make any other equity-based awards during 2010 or in the Transition Period.

Did we offer the named executive officers the opportunity to participate in a nonqualified deferred compensation plan?

Yes. On January 1, 2010, we adopted The Fresh Market 2010 Deferred Compensation Plan (the “Deferred Compensation Plan”), which was amended and restated effective March 1, 2010 to allow for the deferral of SEBs.

The Deferred Compensation Plan permits the named executive officers to defer up to 80% of base salary and 100% of any annual bonus on a pre-tax basis. Deferred amounts may be invested notionally in a variety of funds. The Company makes matching credits to the named executive officers’ individual accounts to compensate for Company contributions that would have been made to the named executive officers’ individual 401(k) plan accounts had the named executive officers not participated in the Deferred Compensation Plan. The Deferred Compensation Plan also permits the Company to make additional, discretionary contributions. Deferred amounts will be distributed at times elected by the participant during service or upon termination of employment, subject to terms and conditions of the plan.

Did the named executive officers receive perquisites?

We provided the named executive officers with access to corporate automobiles (and paid the related taxes and insurance) and a Company credit card to pay for gas and vehicle maintenance. This perquisite developed because, historically, our employees, including the named executive officers, were required to travel significantly to promote our business, monitor our store operations and evaluate proposed new store locations. We also provided a reimbursement for deductibles and out-of-pocket medical expenses through executive health insurance and reimbursement of relocation expenses.

Did the named executive officers participate in a severance plan?

Yes. In October 2010, we adopted a plan that provides for payments and other benefits in the event of certain terminations of employment (as described below) and enhanced benefits if such terminations of employment occur in connection with a change in control of the Company. The purpose of this plan is to retain the named executive officers and other critical employees and to encourage them to remain with us and work to increase stockholder value, particularly in situations that pose professional uncertainty, such as a change in control.

The severance plan provides that, in the event that a named executive officer’s employment is terminated by us without “cause” or by the named executive officer for “good reason”, then the named executive officer will be entitled to the following compensation and benefits: (1) severance pay in an amount equal to the product of the named executive officer’s annual base salary and a severance multiple of two for Mr. Carlock and 1.5 for Ms. Klinger and Messrs. Crane, Jones and Kelley; (2) a prorated annual bonus; and (3) continued medical and welfare benefits for the named executive officer and his or her spouse and dependents for a number of years equal to the severance multiple.

The severance plan provides that, in the event that a named executive officer’s employment is terminated by us without “cause” or by the named executive officer for “good reason”, within six months prior to a change in control of the Company (provided that the named executive officer demonstrates that the termination was related to the change in control) or within two years following a change in control of the Company, in addition to the compensation and benefits described above, the named executive officer will also be entitled to (1) additional severance pay in an amount equal to the product of the named executive officer’s target annual bonus (or, if the named executive officer does not have a target at the time of termination, average bonus for the previous three years, or portion thereof) and the severance multiple and (2) full vesting of all equity-based awards held by the named executive officer on the date of termination.

For additional information regarding the severance plan and payments thereunder, see “Potential Payments Upon Termination or Change in Control for 2010 and the Transition Period” below.

Were the named executive officers parties to employment agreements or change-in-control agreements?

Other than Ms. Klinger, whose terms of employment were agreed upon at the time of her hiring, none of the named executive officers has historically been party to an employment agreement or a change in control agreement. Except for the severance plan described above, none of the named executive officers was party to a change-in-control agreement or arrangement in 2010.

In order to be eligible for the benefits provided by the severance plan, the named executive officers signed employment agreements. The employment agreements do not provide the named executive officers with any compensation, benefits or other rights except as set forth in the severance plan described above. The employment agreements bind the named executive officers during the term of their employment, and, in certain cases, for a period of time thereafter, to restrictive covenants relating to noncompetition, nonsolicitation, nondisclosure of confidential information and nondisparagement. Following termination of employment the nonsolicitation covenant will expire after two years with respect to Mr. Carlock and after 1.5 years with respect to Ms. Klinger and Messrs. Crane, Jones and Kelley. Following termination of employment other than in connection with a change in control, the noncompetition covenant will be of the same duration as the nonsolicitation covenant. In the case of a termination of employment by the Company for “cause” or by the named executive officer without “good reason” (each as defined in the severance plan), in each case, within six months prior to or two years following a change in control, the noncompetition covenant will expire one year following the change in control with respect to Mr. Carlock and nine months following the change in control with respect to Ms. Klinger and Messrs. Crane, Jones and Kelley (except that the noncompetition covenant will never expire prior to the termination of employment). The noncompetition covenant will expire immediately following termination of employment if the named executive officer’s employment is terminated by the Company without “cause” or by the named executive officer for “good reason” within six months prior to or two years following a change in control. The covenant against disclosure of confidential information and the nondisparagement covenant do not expire.

Did any other components of the named executive officers’ compensation provide benefits upon a termination of employment or a change in control?

Yes. The SEBs and the 2009 Options contained vesting triggers tied to a termination of employment due to the executive’s death or disability. They also contained vesting triggers tied to a sale of all or substantially all of the assets or the equity interests of the Company by the Berry family, or, with respect to the 2009 Stock Options, a partial sale of the company by the Berry family or the consummation of an initial public offering. In the event of a vesting trigger other than a partial sale, the long-term incentive awards would vest in full. In the event of a partial sale, the 2009 Stock Options would vest pro rata in proportion to the percentage of equity sold by the Berry family. The 2009 Stock Options were subject to forfeiture if not exercised within 60 days of any vesting event. Vesting triggers tied to a change in control encouraged the named executive officers to remain with us and to work to increase stockholder value despite the professional uncertainty that such transactions may pose to the named executive officers.

The terms of the 2009 Stock Options were amended to permit the named executive officers to sell shares in the Company’s initial public offering. Previously awarded SEBs that were held by certain of the named executive officers were not affected by the Company’s initial public offering but were fully accelerated in accordance with their terms in connection with the subsequent public offering in May 2011 as described below.

Did the Company take any significant actions regarding the compensation of the named executive officers since January 31, 2011?

Yes. As described above, in March 2011, in order to clarify the intent of our Board of Directors at the time the SEBs were granted, our Board of Directors amended the form of SEB agreement both with respect to the calculation of the “adjusted EBITDA” metric and to provide for acceleration of SEBs in connection with a transaction after which the Berry family held less than 50% of the equity interests in the Company.

For more information regarding these amendments, see more detail in “—Compensation Programs and Practices in 2010 and the Transition Period—What types of long-term incentive compensation did the named executive officers receive prior to our initial public offering?”, above. Also see, “Narrative to the Summary Compensation and Grants of Plan-Based Awards Tables” below.

In addition, pursuant to the terms of the amended SEB agreement, the SEB awards vested in connection with the public offering in May 2011, after which the Berry family held less than 50% of the equity interests in the Company. At the time of the public offering in May 2011, Ms. Klinger and Messrs. Kelley and Jones were the only named executive officers who held outstanding SEBs. As a result of the vesting of the SEBs, such named executive officers were entitled to cash payments in the following amounts: Ms. Klinger: $160,828; Mr. Kelley $115,122; and Mr. Jones: $46,049.

Did we consider the tax impact of the compensation that we provide?

Section 162(m) of the Internal Revenue Code limits the tax deductibility by a public company of compensation in excess of $1 million paid to certain of its most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals.

Historically, as a private company, the limitations of Section 162(m) have not been applicable to us and, assuming incentive compensation is awarded by us under the provisions of the Omnibus Plan, we expect that we will not be subject to the limitations of Section 162(m) for any grants made thereunder until the date of our third annual meeting of stockholders following our initial public offering. We anticipate that the compensation committee will consider the tax impact of all compensation arrangements in light of our overall compensation philosophy and objectives. However, there may be circumstances in which our and our stockholders’ interests are best served by providing compensation that is not fully deductible and our ability to exercise discretion outweighs the advantages of qualifying compensation under Section 162(m).

Compensation Tables and Narrative Disclosures

The following tables, narratives and footnotes describe the total compensation and benefits for the named executive officers for 2010 and January 2011 (the “Transition Period or “2011T”).

Summary Compensation Table for the Transition Period, 2010 and 2009

Name	Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compen- sation ($)(3)	All Other Compen- sation ($)(4)	Total ($)
Craig Carlock	President and Chief Executive Officer	2011T 2010 2009	31,090 402,388 334,904	275,000 306,909	625,000 818,138		1,255 16,679 15,067	32,345 1,319,067 1,475,018
Lisa Klinger	Executive Vice President and Chief Financial Officer	2011T 2010 2009	27,051 351,686 258,923	175,000 215,500	425,000 1,760,546		1,047 15,571 95,105	28,098 967,257 2,330,074
Sean Crane	Senior Vice President—Store Operations	2011T 2010 2009	21,764 281,675 242,105	150,000 914,728	425,000 490,883		1,128 26,263 23,181	22,892 882,938 1,670,897
Randy Kelley	Senior Vice President—Real Estate and Development	2011T 2010 2009	16,635 216,082 200,115	110,000 123,364	425,000 327,255	14,223	1,066 16,838 16,384	17,701 767,920 681,341
Marc Jones	Senior Vice President— Merchandising	2011T 2010	17,821 231,225	110,000	425,000	310,240	632 17,684	18,453 1,094,149
	and Marketing	2009	209,500	75,000	880,273		15,827	1,180,600

(1)	Bonus compensation for the year-ended December 31, 2010 for Mr. Carlock, Ms. Klinger and Messrs. Crane, Kelley and Jones consists of bonuses that were awarded at the discretion of the Compensation Committee in the amount of $275,000, $175,000, $150,000, $110,000 and $110,000, respectively. These discretionary bonuses awarded by the Compensation Committee were offset by certain discretionary quarterly performance bonuses paid to Mr. Carlock, Ms. Klinger and Messrs. Crane, Kelley and Jones before completion of the Company’s initial public offering in the amount of $135,551, $108,441, $81,331, $54,221 and $54,221, respectively.

Bonus compensation for the year-ended December 31, 2009 for Messrs. Carlock, Crane and Kelley includes the amount of certain discretionary quarterly performance bonuses. For the year-ended December 31, 2009, Mr. Carlock received $306,909 in such bonuses; Mr. Crane received $184,545 in such bonuses; and Mr. Kelley received $123,364 in such bonuses. Mr. Crane’s bonus amount for 2009 also includes an additional $730,183 discretionary payment. The value in this column for Ms. Klinger for 2009 consists of (i) her annual bonus, $50,000 of which was a guaranteed minimum bonus, and $65,500 of which was payable at the discretion of the Board of Directors, and (ii) her $100,000 signing bonus. The value in this column for Mr. Jones for 2009 consists of his annual bonus, the entire amount of which was payable at the discretion of the board of directors.

(2)	Amounts disclosed in this column represent the grant-date fair market value of the options granted to the named executive officers by the Company in 2010 in connection with the Company’s initial public offering and in 2009 by our Chairman, Mr. Ray Berry (the “2009 Options”), computed in accordance with FASB ASC Topic 718, determined using the Black-Scholes option-pricing model. For 2010, the options granted to the named executive officer in connection with the initial public offering were valued based on a volatility of 48.90%, an estimated life of 5.2 years, a risk-free rate of return of 1.30% and a stock value of $22.00 per share. 2009 Options granted to the executives other than Ms. Klinger and Mr. Jones were valued based on a volatility of 40%, an estimated life of 10 years, a risk-free rate of return of 4.09% and a stock value of $3.40 per share (which gives effect to the 1,360 for 1 stock split). 2009 Options granted to Ms. Klinger and Mr. Jones were valued based on a volatility of 40%, an estimated life of 9.58 years, a risk-free rate of return of 4.08% and a stock value of $6.55 per share (which gives effect to the 1,360 for 1 stock split).

(3)	This column consists of the value of Mr. Kelley’s Shadow Equity Bonus awards (“SEBs”) that were fully earned as of December 31, 2009 and Mr. Jones’s SEBs that were fully earned as of December 31, 2010.
(4)	All Other Compensation for each officer includes reimbursements and costs paid directly by us for personal use of corporate vehicles, including the related taxes, maintenance, insurance and gas, retirement benefit matching contributions and deductibles and out-of-pocket expenses for medical insurance. In addition, amounts reported in this column reflect Company contributions in 2010 and the Transition Period to each named executive officer other than Mr. Crane under the Deferred Compensation Plan in the following amounts: Mr. Carlock: $97 for the Transition Period and $2,090 for 2010; Ms Klinger: $203 for the Transition Period and $5,066 for 2010; Mr. Kelley: $125 for the Transition Period and $4,357 for 2010; and Mr. Jones: $267 for the Transition Period and $5,007 for 2010.

Grants of Plan-Based Awards Table for 2010 and the Transition Period

During 2010, the named executive officers received one type of plan-based award, stock options granted in connection with the Company’s initial public offering, as shown in the table below. No plan-based awards were made in the Transition Period.

Name	Grant Date (1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share) (2)	Closing Market Price on the Grant Date ($/Share) (3)	Grant Date Fair Value of Stock and Option Awards ($)
Craig Carlock	11/04/2010	64,234	22.00	N/A	625,000
Lisa Klinger	11/04/2010	43,679	22.00	N/A	425,000
Sean Crane	11/04/2010	43,679	22.00	N/A	425,000
Randy Kelley	11/04/2010	43,679	22.00	N/A	425,000
Marc Jones	11/04/2010	43,679	22.00	N/A	425,000

(1)	Options were granted on November 4, 2010 in connection with the Company’s initial public offering. The grants were conditioned on the consummation of the initial public offering, which was consummated on November 10, 2010.
(2)	The exercise price of the stock options equals the initial public offering price per share of our common stock.
(3)	The stock options were granted on November 4, 2010 in connection with our initial public offering. Our stock began trading on The Nasdaq Global Select Market on November 5, 2010. Accordingly, there is no closing market price on the grant date. The company’s management believes that the initial public offering price per share of our common stock, which was set on November 4, 2010, represents a fair estimation of the fair market value of our common stock on the grant date.

Narrative to the Summary Compensation and Grants of Plan-Based Awards Tables

The following describes material features of the compensation disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards Table.

Bonus Awards

The Summary Compensation Table shows amounts granted to the named executive officers in the form of discretionary bonus awards. See “—How was annual bonus compensation determined?”.

Shadow Equity Bonus Awards

The Summary Compensation Table shows amounts received upon vesting of SEB awards. SEBs generally were scheduled to vest five years after the grant date, and paid a cash amount equal to the cash base amount of the relevant SEB (such amount being equal to the forgone immediate cash payment) increased by the percentage increase in average adjusted EBITDA for the three years preceding vesting from average adjusted EBITDA for the three years preceding the grant of the award; however, the payout could never be less than the cash base amount of the relevant SEB. The Board of Directors believed that this adjusted EBITDA comparison was an appropriate performance metric because it rewarded sustained earnings growth and encouraged the named executive officers to focus on our long-term success. In addition, because, prior to the initial public offering, stockholder dividends were historically paid on the basis of adjusted EBITDA, this arrangement further aligned stockholder and employee incentives. The levels of SEB cash base amounts were based on the named executive officers’ job levels and responsibilities. No SEBs were granted to named executive officers during 2010, and the SEB program was replaced with the Omnibus Incentive Compensation Plan in connection with the company’s initial public offering. We expect that no further SEBs will be awarded in the future.

The “Non-Equity Incentive Plan Compensation Column” of the 2009 Summary Compensation Table reports amounts earned by Messrs. Jones and Kelley in respect of an SEB performance cycle completed during 2010 and 2009, respectively. The SEB awards were originally granted to Messrs. Jones and Kelley during 2006 and 2005, respectively, and the payment of these amounts during 2010 and 2009, respectively, did not require any action on the part of the company’s compensation committee or Board of Directors as the amounts payable thereunder were determined according to a performance-based formula set forth in the respective SEB award.

In March 2011, in order to clarify the intent of our Board of Directors at the time the SEBs were granted, our Board of Directors amended the form of SEB agreement. First, the amended form of award agreement provided that the calculation of adjusted EBITDA would exclude closed store expenses from prior years and certain charges related to offerings, including the initial public offering, of the company’s equity by the company’s pre-initial public offering stockholders, which was consistent with our historical accounting treatment. Our Board of Directors believed that the named executive officers had little ability to affect charges related to offerings of the Company’s equity and, accordingly, should not be penalized for them. Second, the amended form of award agreement provided that a “sale of the company”, which was a vesting event under the form of award agreement, would include a transaction as a result of which the Berry family held less than 50% of the equity interests in the Company.

At January 30, 2011, Ms. Klinger and Messrs. Jones and Kelley held unvested SEBs with aggregate grant date fair amounts of $100,000, $20,000 and $50,000, respectively, and a value, assuming vesting and based on the formula set forth in the SEB award as described above calculated as of January 30, 2011 of $160,828, $46,049 (not including the $310,240 for the SEB payable with respect to 2010 set forth in the Summary Compensation Table which had vested prior to January 30, 2011) and $115,122, respectively.

In connection with the public offering in May 2011, after which the Berry family held less than 50% of the equity interests in the company, all then-outstanding SEB awards have been accelerated and cashed-out in accordance with their terms.

Stock Options

Stock options shown in the tables for 2010 were granted to the named executive officers by the Company in connection with the Company’s initial public offering. The stock options granted in connection with our initial public offering vest in equal 25% increments on each of the first, second, third and fourth anniversaries of their grant date, which was November 4, 2010. Stock options shown in the Summary Compensation Table for 2009 were granted to the named executive officers by Ray Berry, our principal stockholder at that time. The terms of the stock options granted by Mr. Ray Berry during 2009 were amended to permit the officers to sell shares in the initial public offering. See “—What types of long-term incentive compensation did the named executive officers receive prior to our initial public offering” and “—What types of long-term incentive compensation did the named executive officers receive in connection with out initial public offering?”.

Agreed Terms of Employment

In 2009, pursuant to the agreed terms of employment at the time of her hiring, Ms. Klinger was entitled to a base salary of $330,000 per year, a target bonus of 35% of base salary with a guaranteed minimum amount of $50,000, SEB awards of $100,000, a signing bonus of $100,000, participation in executive health insurance covering costs of up to $50,000 per year and a company car not to exceed a cost of $65,000.

Outstanding Equity Awards at the end of the Transition Period

The table below provides information on the named executive officers’ outstanding equity awards as of January 30, 2011 which consisted solely of stock options.

Name	Option Awards
	Option Grant Date	Number of Securities Underlying Unexercised Options		Option Exercise Price ($/Share)	Option Expiration Date(1)
		Exercisable (#)	Unexercisable (#)
Craig Carlock	11/4/2010		64,234	22.00	11/4/2020
Lisa Klinger	11/4/2010		43,679	22.00	11/4/2020
Sean Crane	11/4/2010		43,679	22.00	11/4/2020
Randy Kelley	11/4/2010		43,679	22.00	11/4/2020
Marc Jones	11/4/2010		43,679	22.00	11/4/2020

(1)	Options vest at the rate of 25% of the shares underlying the stock option on each of the first through fourth anniversaries of the option grant date.

2010 Option Exercises

The table below provides certain information regarding stock options granted by our Chairman, Mr. Ray Berry, to each named executive officer in 2009 before the Company completed its initial public offering. The stock options did not represent an annual or other grant of options by the Company. The options immediately vested upon consummation of the initial public offering and expired if not exercised within sixty days of the consummation of the initial public offering. Upon the exercise of the stock options, the named executive officers were required to pay the exercise price of the options in cash as well as related taxes. This requirement, coupled with the options’ limited duration following consummation of the initial public offering, led the named executive officers to exercise the options in their entirety and sell a significant number of the shares underlying the option in order to pay the exercise price of the option to Mr. Ray Berry and to fully fund the estimated personal income taxes due and payable as a result of the exercise, except Mr. Jones who paid a portion of the estimated personal income taxes from funds other than proceeds from the sale of shares in the initial public offering.

See “—Compensation Programs and Practices in 2010 and the Transition Period—What types of long-term incentive compensation did the named executive officers receive prior to our initial public offering?” for a discussion of the exercise of the stock options, the proceeds from the sale of shares of common stock in the initial public offering, the payment of the exercise price and estimated personal income taxes due as a result of the vesting of the stock option in connection with the initial public offering and the net proceeds realized by the named executive officer after giving effect to the foregoing. None of the named executive officers exercised stock options during the Transition Period.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Craig Carlock	599,888	8,236,462
Lisa Klinger	479,910	6,589,164
Sean Crane	359,932	4,941,866
Randy Kelley	239,955	3,294,582
Marc Jones	239,955	3,294,582

(1)	Amount equals the initial public offering price of $22.00 per share less the underwriting discount of $1.54 per share less the exercise price of $6.73 per share. For additional details regarding the amounts realized by the named executive officers, see “—What types of long-term incentive compensation did the named executive officers receive prior to our initial public offering?” above.

Nonqualified Deferred Compensation Table for 2010 and the Transition Period

The Deferred Compensation Plan permits the named executive officers to defer up to 80% of base salary and 100% of any annual bonus on a pre-tax basis. Deferred amounts may be invested notionally in a variety of funds. The Company makes matching credits to the named executive officers’ individual accounts to compensate for Company contributions that would have been made to the named executive officers’ individual 401(k) plan accounts had the named executive officers not participated in the Deferred Compensation Plan. The Deferred Compensation Plan also permits the company to make additional, discretionary contributions.

Deferred amounts will be distributed in a lump sum in the event of death, termination of employment before age 55 and five years of employment, or termination of employment within two years following a change in control. In the event of termination of employment after age 55 and five years of employment, the eligible employees may elect distributions in a lump sum or by installment payments. Distributions may also be made in the event of unforeseeable emergency.

Name	Year	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Craig Carlock	2011T 2010	2,413 63,888	97 2,090	1,469 7,670	— —	77,627 73,648
Lisa Klinger	2011T 2010	2,299 34,427	203 5,066	495 3,721	— —	46,211 43,214
Sean Crane	2011T 2010	— —	— —	— —	— —	— —
Randy Kelley	2011T 2010	499 11,632	125 4,357	240 1,925	— —	18,778 17,914
Marc Jones	2011T 2010	5,346 49,261	267 5,007	963 7,287	— —	68,131 61,555

(1)	Amounts reported in this column for each named executive officer with respect to 2010 and the Transition Period were also reported in the Summary Compensation Table.
(2)	Amounts reported in this column for each named executive officer with respect to 2010 and the Transition Period were also reported as “All Other Compensation” for the respective period in the Summary Compensation Table.

Potential Payments Upon Termination or Change in Control for 2010 and the Transition Period

In October 2010, we adopted a severance plan that provides for payments and other benefits in the event of certain terminations of employment (as described below) and enhanced benefits if such terminations of employment occur in connection with a change in control of the Company. The purpose of this plan is to retain the named executive officers and other critical employees and to encourage them to remain with us and work to increase stockholder value, particularly in situations that pose professional uncertainty, such as a change in control.

The severance plan provides that, in the event that a named executive officer’s employment is terminated by us without “cause” or by the named executive officer for “good reason”, then the named executive officer will be entitled to the following compensation and benefits: (1) severance pay in an amount equal to the product of the named executive officer’s annual base salary and a severance multiple of two for Mr. Carlock and 1.5 for Ms. Klinger and Messrs. Crane, Jones and Kelley; (2) a prorated annual bonus; and (3) continued medical and welfare benefits for the named executive officer and his or her spouse and dependents for a number of years equal to the severance multiple.

The severance plan provides that, in the event that a named executive officer’s employment is terminated by us without “cause” or by the named executive officer for “good reason”, within six months prior to a change in control of the Company (provided that the named executive officer demonstrates that the termination was related to the change in control) or within two years following a change in control of the Company, in addition to the compensation and benefits described above, the named executive officer will also be entitled to (1) additional severance pay in an amount equal to the product of the named executive officer’s target annual bonus (or, if the named executive officer does not have a target at the time of termination, average bonus for the previous three years, or portion thereof) and the severance multiple and (2) full vesting of all equity-based awards held by the named executive officer on the date of termination.

For purposes of the severance plan, the Company may terminate a named executive officer for “cause” if the named executive officer (1) willfully fails to perform his or her duties; (2) engages in either gross misconduct that harms the Company or illegal conduct; (3) willfully and materially breaches any agreement with the Company; (4) willfully violates any material provision of the Company’s code of business conduct and ethics; or (5) willfully fails to cooperate with an investigation by any governmental authority. For purposes of the severance plan, a named executive officer may terminate such named executive officer’s employment for “good reason” if the Company (A) fails to pay compensation when due; (B) delivers notice of its intent to terminate the named executive officer’s employment for any reason other than for “cause” or disability; or (C) reduces the named executive officer’s annual base salary, other than a reduction by no more than 10% within any two-year period that similarly affects substantially all executive officers of the Company, and other than any such reduction that results from a demotion of the named executive officer to a position that the named executive officer occupied within the 18 months immediately prior to such demotion. In addition, in the event of a change in control of the Company, a named executive officer may also terminate such named executive officer’s employment for “good reason” if the Company (D) moves the named executive officer’s principal place of employment by more than 50 miles; (E) reduces the named executive officer’s target annual bonus or target long-term incentive opportunity, other than a reduction by no more than 10% within any two-year period that similarly affects substantially all executive officers of the company; (F) materially reduces the named executive officer’s retirement or welfare benefits, other than a reduction that similarly affects substantially all executive officers of the Company; (G) makes a material adverse change to the named executive officer’s positions, duties, responsibilities or reporting relationships; or (H) removes the named executive officer from or fails to reelect the named executive officer to any offices he or she held immediately before the change in control.

In order to be eligible for the benefits provided by the severance plan, the named executive officers signed employment agreements. The employment agreements do not provide the named executive officers with any compensation, benefits or other rights except as set forth in the severance plan described above and each of the named executive officers remains an employee “at will.” The employment agreements bind the named executive officers during the term of their employment, and, in certain cases, for a period of time thereafter, to restrictive covenants relating to noncompetition, nonsolicitation, nondisclosure of confidential information and nondisparagement. Following termination of employment the nonsolicitation covenant will expire after two years with respect to Mr. Carlock and after 1.5 years with respect to Ms. Klinger and Messrs. Crane, Jones and Kelley. Following termination of employment other than in connection with a change in control, the noncompetition covenant will be of the same duration as the nonsolicitation covenant. In the case of a termination of employment by the Company for “cause” or by the named executive officer without “good reason” (each as defined in the severance plan), in each case, within six months prior to or two years following a change in control, the noncompetition covenant will expire one year following the change in control with respect to Mr. Carlock and nine months following the change in control with respect to Ms. Klinger and Messrs. Crane, Jones and Kelley (except that the noncompetition covenant will never expire prior to the termination of employment). The noncompetition covenant will expire immediately following termination of employment if the named executive officer’s employment is terminated by the Company without “cause” or by the named executive officer for “good reason” within six months prior to or two years following a change in control. The covenant against disclosure of confidential information and the nondisparagement covenant do not expire.

Under the severance plan, any of the following events would generally constitute a “change in control”:

•	during any period of 24 consecutive months, a change in the composition of a majority of our Board of Directors that is not supported by a majority of the incumbent Board of Directors;

•

the consummation of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of our assets (other than by certain persons and entities related to the Berry family), subject to certain exceptions for transactions that would not constitute a change in control;

•	the approval by our stockholders of a plan of complete liquidation or dissolution; or

•

an acquisition by any individual, entity or group of beneficial ownership of a percentage of the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors that is equal to or greater than the greater of (a) 20% and (b) the percentage of the combined voting power of the outstanding voting securities owned by certain specified stockholders, with exceptions for certain acquisitions.

In the event that any payments made in connection with a change in control or termination would be subjected to the excise tax impose by Section 4999 of the Internal Revenue Code, the payments to the named executive officers would be reduced to the maximum amount that can be paid under the Code without the imposition of an excise tax under Section 4999 of the Internal Revenue Code, but only if such reduction provides a higher benefit on an after-tax basis to the named executive officers. We do not provide any “gross-up” payments to the named executive officers in connection with a change of control under any circumstances.

In addition to being eligible for benefits under the severance plan, each named executive officer holding unvested SEBs was also entitled to vesting and payment of such awards in certain circumstances. A named executive officer’s unvested SEBs would vest upon the termination of his or her employment due to death or disability and upon a sale of the company. A “sale of the company” generally meant the acquisition of all or substantially all of the assets of the Company or a transaction as a result of which the Berry family held less than 50% of the equity interests in the Company. The Company does not intend to grant any SEBs in the future and Ms. Klinger and Messrs. Kelley and Jones were the only named executive officers who held outstanding SEBs upon the end of the Transition Period. At January 30, 2011 and based upon the formula set forth in the SEB award agreement, in the event of such named executive officer’s termination due to death or disability or a sale of the Company, they would be entitled to cash payments with respect to their SEBs in the following amounts: Ms. Klinger: $160,828; Mr. Kelley: $115,122; and Mr. Jones: $46,049, which amounts are calculated based upon performance through December 31, 2010.

Under the severance plan and SEBs each named executive officer would be entitled to receive the following estimated payments and benefits. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the named executive officers, which would only be known at the time that they become eligible for payment and would only be payable if a change in control or termination, as applicable, were to occur. The tables reflect the amount that could be payable under the severance plan and SEBs, assuming that the termination of employment, as applicable, or change in control and, if applicable, termination of the named executive officer’s employment, occurred at January 30, 2011.

Termination of Employment Without Cause or Good Reason Other Than

in Connection with a Change in Control

Name	Severance Amount ($)(1)	Value of Benefits ($)(2)	Total ($)
Craig Carlock	1,083,334	66,725	1,150,059
Lisa Klinger	702,501	44,716	747,217
Sean Crane	574,400	55,356	629,756
Randy Kelley	434,375	45,066	479,441
Marc Jones	457,501	44,084	501,585

(1)	The severance amounts represent the maximum amounts payable under the severance plan. The severance plan provides that severance payments may be reduced to avoid the application of taxes imposed under the Internal Revenue Code, and therefore the named executive officers may elect to receive an amount less than the amount reflected in this table.
(2)	Benefits include medical and welfare benefits, including medical, dental and long-term disability, for the named executive officer and, if applicable, his or her spouse and dependents.

Termination of Employment Without Cause or Good Reason

in Connection with Change in Control

Name	Severance Amount ($)(1)	Value of Benefits ($)(2)	Early Vesting of Stock Options ($)(3)	Acceleration of SEBs ($)(4)	Total ($)
Craig Carlock	1,388,607	66,725	917,904		2,373,239
Lisa Klinger	875,751	44,716	624,173	160,828	1,705,468
Sean Crane	716,672	55,356	624,173		1,396,201
Randy Kelley	518,557	45,066	624,173	115,122	1,302,918
Marc Jones	518,001	44,084	624,173	46,049	1,232,307

(1)	The severance amounts represent the maximum amounts payable under the severance plan for a termination in connection with a change in control. The severance plan provides that severance payments may be reduced to avoid the application of taxes imposed under the Internal Revenue Code, and therefore the named executive officers may elect to receive an amount less than the amount reflected in this table.
(2)	Benefits include medical and welfare benefits, including medical, dental and long-term disability, for the named executive officer and, if applicable, his or her spouse and dependents.
(3)	Based on a per share price of $36.29, which was the closing price per share of our common stock on the last business day of the Transition Period (January 28, 2011). The value of the early vesting of stock options is calculated using the difference between the $36.29 per share price and the option exercise price per share. For a detailed listing of the exercise prices of these options, please see the 2010 Value of Outstanding Equity Awards at Year-End Table above.
(4)	The value of the SEB acceleration as of January 30, 2011, the last day of the Transition Period, is equal to the cash base amount of the relevant SEB increased by the percentage increase in average adjusted EBITDA for the three years preceding the end of the last full year fiscal year (December 31, 2010) from average adjusted EBITDA for the three years preceding the end of the last full year fiscal year preceding the grant of the awards; however, the payout will never be less than the cash base amount of the relevant Shadow Equity Bonus award.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information (in thousands, except option price) as of December 31, 2010 and as of January 30, 2011 (the end of the Transition Period), with respect to the securities authorized for issuance to our employees and directors under our 2010 Omnibus Incentive Compensation Plan. Our 2010 Omnibus Incentive Compensation Plan was approved by our stockholders prior to completing our initial public offering. In addition, our stockholders also approved our Employee Stock Purchase Plan prior to completing our initial public offering, although no securities were issued or issuable under the Employee Stock Purchase Plan as of December 31, 2010 or January 30, 2011.

We do not have any equity compensation plans under which equity awards may be made that were not approved by our stockholders.

Equity Compensation Plan Information

Equity Compensation Plan Information Table

(In thousands, except column B)

Plan category	Date	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(B) Weighted-average exercise price of outstanding options, warrants and rights		(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders(1)(2)	12/31/2010 1/30/2011	727 725	$ $	22.00 22.00	2,773 2,775
Equity compensation plans not approved by security holders	12/31/2010 1/30/2011	— —		—	— —

Total	12/31/2010 1/30/2011	727 725	$ $	22.00 22.00	2,773 2,775

(1)	Includes securities issuable upon exercise of outstanding options and upon lapse of restrictions under restricted stock units and restricted stock awards that were issued pursuant to the Company’s 2010 Omnibus Incentive Compensation Plan. In connection with our initial public offering, we granted options to purchase approximately 608,000 shares of common stock at an exercise price of $22.00 per share and we awarded a total of 122,000 restricted stock units and restricted stock awards. As of December 31, 2010 and January 30, 2011, (i) an aggregate of 606,000 and 605,000 options remained outstanding as of such date, respectively; and (ii) an aggregate of 121,000 and 120,000 restricted stock units and restricted stock awards remained outstanding as of such date, respectively. The weighted-average exercise price does not take into account restricted stock units and restricted stock awards, which do not have exercise prices.
(2)	Column (C) excludes the 1,000,000 shares of our common stock that are authorized for issuance under our Employee Stock Purchase Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Revolving Loans

On March 11, 2004, we, as lender, entered into a $2.0 million revolving loan facility with Ray Berry, Beverly Berry, Brett Berry and Amy Barry, as borrowers. Borrowings accrued interest at a rate determined by us, provided that such rate was not less than the Applicable Federal Rate of Interest as promulgated by the Internal Revenue Service from time to time (“AFR”) nor more than 100 basis points above the AFR. Principal and interest was payable on demand. At and after December 31, 2009 and December 31, 2010, there were no advances outstanding under this facility. The largest amount of principal outstanding under this facility since December 31, 2008 was $600,000, which was repaid along with $1,600 of interest in 2009.

Also on March 11, 2004, we, as borrower, entered into a $2.5 million subordinated revolving loan facility with Ray Berry, Beverly Berry, Brett Berry and Amy Barry, as lenders. Borrowings accrued interest at a rate determined by the lenders, provided that such rate was not to be less than the AFR nor more than 100 basis points above the AFR. Principal and interest were payable on demand. At December 31, 2008, 2009 and 2010, there were no advances outstanding under this facility. Since December 31, 2008, we have not borrowed any amounts under this facility.

These revolving loan facilities were terminated on April 30, 2010.

Registration Rights

In connection with our initial public offering, we entered into a registration rights agreement with the Berry family pursuant to which we granted them registration rights with respect to our common stock owned by them. These rights include demand registration rights, shelf registration rights and “piggyback” registration rights, as well as customary indemnification. All fees, costs and expenses related to registrations will be borne by us, other than stock transfer taxes and underwriting discounts or commissions.

•

Demand registration rights. The registration rights agreement grants the Berry family demand registration rights. We will be required, upon the written request of any two or more of Ray Berry, Brett Berry and Amy Barry, to use our reasonable best efforts to effect registration of shares requested to be registered by the Berry family as soon as practicable after receipt of the request. We are not required to effect any such demand registration within 180 days after the effective date of a previous demand registration. We are not required to effect a demand registration on Form S-1 after we have effected three such demand registrations. We are not required to comply with any registration demand unless the anticipated aggregate offering amount equals or exceeds $75.0 million.

•

Shelf registration rights. The registration rights agreement grants the Berry family shelf registration rights. Under the terms of the registration rights agreement, any two or more of Ray Berry, Brett Berry and Amy Barry may demand that we file a shelf registration statement with respect to those shares requested to be registered by the Berry family. Upon such demand, we are required to use our reasonable best efforts to effect such registration.

•

“Piggyback” registration rights. The registration rights agreement grants the Berry family “piggyback” registration rights. If we register any of our securities either for our own account or for the account of other security holders, the holders of these shares are entitled to include their shares in the registration.

Tax Indemnification Agreements

In connection with our initial public offering, we entered into tax indemnification agreements with our stockholders prior to the offering. Pursuant to these agreements, we agreed that upon filing any tax return (amended or otherwise), or in the event of any restatement of our taxable income, in each case for any period during which we were an S-corporation, we will make a payment to each stockholder on a pro rata basis in an amount sufficient so that the stockholder with the highest incremental estimated tax liability (calculated as if the stockholder would be taxable on its allocable share of our taxable income at the highest applicable federal, state and local tax rates and taking into account all amounts we previously distributed in respect of taxes for the relevant period) receives a payment equal to its incremental tax liability. We also agreed to indemnify the stockholders for any interest, penalties, losses, costs or expenses (including reasonable attorneys’ fees) arising out of any claim under the agreements.

Procedures for Related Party Transactions

Our Board of Directors has adopted a written code of ethics for our Company, which is available on our corporate website at www.thefreshmarket.com. The code of ethics was not in effect when we entered into certain of the related party transactions discussed above. Under our code of business conduct and ethics, our employees, officers and directors are discouraged from entering into any transaction that may cause a conflict of interest for us. In addition, they must report any potential conflict of interest, including related party transactions, to their managers or our corporate counsel who then reviews and summarizes the proposed transaction for our Audit Committee. Pursuant to its charter, our Audit Committee is required to then approve or reject any related-party transactions, including those transactions involving our directors. In approving or rejecting such proposed transactions, the Audit Committee is required to consider the relevant facts and circumstances available and deemed relevant by the Audit Committee, including the material terms of the transactions, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director’s independence. Our Audit Committee approves only those transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

OTHER MATTERS

Other Information About The Fresh Market, Inc.

We will provide without charge to each person solicited pursuant to this Proxy Statement, upon the written request of any such person, a copy of our 2010 Annual Report, including the financial statements and the financial statement schedules required to be filed with the Securities and Exchange Commission, or any exhibit to that Annual Report on Form 10-K. Requests should be in writing and directed to The Fresh Market, Inc., 628 Green Valley Road, Suite 500, Greensboro, North Carolina 27408, Attention: Corporate Secretary. By referring to our website, www.thefreshmarket.com, or any portion thereof including the investor relations portion of our website, we do not incorporate our website or its contents into this Proxy Statement.

Matters Raised at Annual Meeting not Included in this Proxy Statement

The Board of Directors knows of no other matters to be brought before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

Deadline for Submitting Stockholder Proposals

The Company’s Board of Directors currently anticipates that the

2012 Annual Meeting of Stockholders will be held on June 6, 2012.

The Company will formally announce the date of the 2012 annual meeting at a later time.

Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at the 2012 annual meeting of stockholders of the Company, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must be received at the Company’s principal executive offices by a reasonable time before the Company begins to print and send its proxy materials. Under the Company’s bylaws, stockholders who wish to make a proposal at the 2012 annual meeting—other than one that will be included in the Company’s Proxy Statement—must notify the Company between 120 days and 90 days prior to the annual meeting, or within ten days after the first public announcement of the meeting date by the Company. If a stockholder makes a timely notification, discretionary voting authority with respect to the stockholder’s proposal may be conferred upon the persons selected by management to vote the proxies under circumstances consistent with the SEC’s proxy rules. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested, to The Fresh Market, Inc., 628 Green Valley Road, Suite 500, Greensboro, North Carolina 27408, Attention: Secretary.

Expenses and Solicitation

The cost of solicitation of proxies will be borne by the Company and, in addition to soliciting stockholders by mail and via the Internet through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone, e-mail or telegraph following the original solicitation.

Multiple Stockholders Sharing the Same Address

As permitted by SEC rules, the Company will deliver only one annual report to stockholders, proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, to multiple stockholders sharing the same address, unless the Company has received contrary instructions from one or more of the stockholders. The Company will, upon written or oral request, deliver a separate copy of the annual report to stockholders, proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered and provide instructions as to how a stockholder can notify the Company that the stockholder wishes to receive a separate copy of an annual report to stockholders, proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable. Stockholders wishing to receive a separate annual report to stockholders, proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, or stockholders wishing to receive a single copy of annual reports to stockholders, proxy statements, or Notices of Internet Availability of Proxy Materials if they are receiving multiple copies of annual reports to stockholders, proxy statements, or Notices of Internet Availability of Proxy Materials may contact The Fresh Market, Inc., 628 Green Valley Road, Suite 500, Greensboro, NC 27408, Attention: Secretary, Telephone: (336) 272-1338.

THE FRESH MARKET, INC.

628 GREEN VALLEY ROAD SUITE 500

GREENSBORO, NC 27408

ATT: SECRETARY

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

For Withhold For All

All All Except

The Board of Directors recommends you vote

FOR the following:

To withhold authority to vote for any

individual nominee(s), mark “For All

Except” and write the number(s) of the

nominee(s) on the line below.

1. Election of Directors

Nominees

01 Richard Noll

The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain

2. Ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for our

2011 fiscal year.

3. Advisory vote on the compensation of the company’s named executive officers.

The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 2 years 3 years Abstain

4. Advisory vote on the frequency for holding future advisory votes on the compensation of the company’s named executive officers.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

R1.0.0.11699

For address change/comments, mark here.

(see reverse for instructions) Yes No

Please indicate if you plan to attend this meeting

0000111656_1 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

THE FRESH MARKET, INC.

Annual Meeting of Stockholders

August 18, 2011 8:00 AM

This proxy is solicited by the Board of Directors

The undersigned stockholder of The Fresh Market, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated July 18, 2011, and hereby appoints R. Craig Carlock and Lisa K. Klinger, and each of them, proxies and attorneys-in-fact, with full power of substitution to each, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the O.Henry Hotel, 624 Green Valley Road, Greensboro, North Carolina 27408, United States, on August 18, 2011 at 8:00 a.m local time, and at any adjournments or postponements thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THESE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, THE VOTE WILL BE “FOR” THE ELECTION OF DIRECTORS, “FOR” THE PROPOSALS IN ITEMS 2 AND 3, AND FOR THE “1 YEAR” ALTERNATIVE IN PROPOSAL 4. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER ON ANY MATTER INCIDENTAL TO THE FOREGOING OR ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

R1.0.0.11699 Address change/comments:

0000111656_2 (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side